As filed with the Securities and Exchange Commission on January __, 2005.

                                                  Registration No. 333-102639

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                  ------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                            ---------------------
                 (State or other jurisdiction of incorporation)

                                               8229 Boone Blvd. #802
                                              Vienna, Virginia  22182
          84-09l6344                            (703) 506-9460
----------------------------        -------------------------------------------
(IRS Employer I.D. Number         (Address, including zip code, and telephone
                                   number including area of principal executive
                                                    offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                         ------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                         Proposed      Proposed
 Class of                             Maximum       Maximum
 Security             Securities      Offering      Aggregate       Amount of
  to be                 to be         Price Per     Offering      Registration
Registered           Registered       Share (3)      Price            Fee
----------           ----------      -----------   ---------      ------------

Common stock (2)     1,100,000

------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457(c).
(2)  Shares of common stock to be sold by the selling shareholder.
(3) A fee of $315 was paid when this Registration Statement was originally filed.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series H Warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               CEL-SCI CORPORATION
                         550,000 shares of Common Stock

      By means of this prospectus SDS Merchant Fund, L.P. is offering to sell up to 550,000 shares of the common stock of CEL-SCI Corporation which shares may be issued upon the exercise of CEL-SCI's Series H warrants. The shares issuable upon the exercise of the Series H warrants may increase as the result of future sales of CEL-SCI's common stock at prices below either the warrant exercise price or the market value of CEL-SCI's common stock. See "Comparative Share Data" for information concerning the terms of the Series H warrants. SDS Merchant Fund is an "underwriter" as that term is defined in the Securities Act of 1933.

    The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Prospective investors should consider certain important factors described under "Risk Factors" beginning on page __ of this prospectus.

    These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission Nor has the Commission Passed Upon the Accuracy or Adequacy of This Prospectus. Any Representation to the Contrary is a Criminal Offense.

    CEL-SCI's common stock is traded on the American Stock Exchange. On January __, 2005 the closing price of CEL-SCI's common stock on the American Stock Exchange was $___.


















               The date of this prospectus is January __, 2005

                               PROSPECTUS SUMMARY

THIS  SUMMARY  IS  QUALIFIED  BY  THE  MORE  DETAILED  INFORMATION   APPEARING
ELSEWHERE IN THIS PROSPECTUS.

CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE(R), its first, and main product, using CEL-SCI's proprietary cell culture technologies. CEL-SCI is testing MULTIKINE to determine if it is effective in creating an anti-cancer immune response in head and neck cancer patients.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria and cancer. With the help of government grants and US Army and US Navy collaborations, CEL-1000 is now being tested against viral encephalitis, West Nile Virus, SARS, Vaccinia, Smallpox, herpes, malaria and other agents. If the bio-terrorism tests are successful, CEL-SCI is likely to push CEL-1000 for potential bio-terrorism disease indications to gain accelerated approval.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      All of CEL-SCI's products are in the development stage. As of January 10, 2005, CEL-SCI was not receiving any revenues from the sale of MULTIKINE or any other products which CEL-SCI was developing.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(90,750,000) at September 30, 2004 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

      By means of this prospectus SDS Merchant Fund is offering to sell up to 550,000 shares of CEL-SCI's common stock issuable upon the exercise of CEL-SCI's Series H warrants. CEL-SCI refers to SDS Merchant Fund as the selling shareholder in this prospectus.

Common Stock Outstanding:   As of January  10, 2005  CEL-SCI  had  outstanding
                            72,269,231  shares of common stock.  The number of
                            outstanding  shares does not give effect to shares
                            which may be issued  upon the  exercise of options
                            or  warrants  held by SDS  Merchant  Fund or other
                            persons.  If all outstanding  options and warrants
                            were  exercised   CEL-SCI  would  have  86,219,765
                            outstanding    shares   of   common   stock.   See
                            "Comparative Share Data".

Risk Factors:               The  purchase  of the  securities  offered by this
                            prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

Summary Financial Data

Results of Operations:                       Years Ended September 30,
                                             --------------------------
                                             2004               2003
                                             ----               ----

Grant Revenue and Other:                 $  325,479      $    318,304
Expenses:
   Research and Development               1,941,630         1,915,501
   Depreciation and Amortization            198,269           199,117
   General and Administrative             2,310,279         2,287,019
   Interest Income                          (51,817)          (52,502)
   Interest Expense                         126,840         2,340,667
                                      -------------     -------------
   Net Loss                              (4,199,722)       (6,371,498)
   Net Loss Attributable to
     Common Stockholders                $(4,199,722)      $(6,480,319)
                                        ============      ============

   Net loss per common share
     (basic and diluted)                     $(0.06)            $(0.13)
                                       ============       ============


Weighted average common shares
  outstanding                            67,273,133         50,961,457
                                       ============       ============

Balance Sheet Data:
                                                 September 30,
                                         ---------------------------
                                         2004                   2003
                                         ----                   ----

Working Capital                        $  4,592,331       $   531,742
Total Assets                              5,513,810         2,915,206
Convertible Debt *                               --            32,882
Note Payable - Covance *                         --           184,330
Note Payable - Cambrex*                          --           656,076
Total Liabilities                           215,981         1,690,100
Stockholders' Equity                      5,297,829         1,225,106


*  Included in Total Liabilities.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves the risks described below, which could adversely affect the price of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the shares offered by this prospectus.

RISKS RELATED TO CEL-SCI

Since CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses, CEL-SCI Will Require Additional Capital to Remain in Operation.

     CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through September 30, 2004 CEL-SCI incurred net losses of approximately $(90,750,000). During the years ended September 30, 2002, 2003 and 2004 CEL-SCI suffered losses of $(8,342,244), $(6,371,498) and
$(4,199,722) respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities and convertible notes to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

Since CEL-SCI does not intend to pay dividends on its common stock, any return to investors will come only from potential increases in the price of CEL-SCI's common stock.

      At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI and CEL-SCI has no intention of paying any common stock dividends.

If CEL-SCI cannot obtain additional capital, CEL-SCI may have to postpone development and research expenditures which will delay CEL-SCI's ability to produce a competitive product. Delays of this nature may depress the price of CEL-SCI's common stock.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need substantial additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses. Although CEL-SCI's equity line of credit agreement is expected to be a source of funding, the amounts which CEL-SCI is able to draw from the equity line during each drawdown period are limited and may not satisfy CEL-SCI's capital needs.

      The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. CEL-SCI is unable to estimate the future costs of clinical trials since CEL-SCI has not yet met with the FDA to discuss the design of future clinical trials; and until the scope of future clinical trials is known, CEL-SCI will not be able to price any trials with clinical trial organizations.

      Over the past three years CEL-SCI's research and development expenditures have decreased, due in part to the capital available to CEL-SCI. The inability of CEL-SCI to conduct clinical trials or research, whether due to a lack of capital or regulatory approval, will prevent CEL-SCI from completing the studies and research required to obtain regulatory approval for any products which CEL-SCI is developing.

     To raise additional capital CEL-SCI will most likely sell shares of its common stock or securities convertible into common stock at prices that may be below the prevailing market price of CEL-SCI's common stock at the time of sale. The issuance of additional shares will have a dilutive impact on other stockholders and could have a negative effect on the market price of CEL-SCI's common stock. Since April 2001 CEL-SCI has sold approximately 34,000,000 shares of its common stock to private investors at prices that were between 7% and 30% below the market price of CEL-SCI's common stock at the time of sale.

      Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

MULTIKINE is made from components of human blood which involves inherent risks that may lead to product destruction or patient injury which could materially harm CEL-SCI's financial results, reputation and stock price.

      MULTIKINE is made, in part, from components of human blood. There are inherent risks associated with products that involve human blood such as possible contamination with viruses, including Hepatitis or HIV. Any possible contamination could require CEL-SCI to destroy batches of MULTIKINE or cause injuries to patients who receive the product thereby subjecting CEL-SCI to possible financial losses and harm to its business.

Although CEL-SCI has product liability insurance for MULTIKINE, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

      Although no claims have been brought to date, participants in CEL-SCI's clinical trials could bring civil actions against CEL-SCI for any unanticipated harmful effects arising from the use of MULTIKINE or any drug or product that CEL-SCI may try to develop. Although CEL-SCI believes its insurance coverage of $2,000,000 per claim is adequate, the defense or settlement of any product liability claim could adversely affect CEL-SCI even if the defense and settlement costs did not exceed CEL-SCI's insurance coverage.

CEL-SCI's directors are allowed to issue shares of preferred stock with provisions that could be detrimental to the interests of the holders of CEL-SCI's common stock.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's Preferred Stock would allow CEL-SCI's directors to issue Preferred Stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

RISKS RELATED TO GOVERNMENT APPROVALS

CEL-SCI's product candidates must undergo rigorous preclinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. Before obtaining marketing approval, CEL-SCI's product candidates must undergo rigorous preclinical and clinical testing which is costly and time consuming and subject to unanticipated delays. There can be no assurance that such approvals will be granted.

     CEL-SCI cannot be certain when or under what conditions it will undertake further clinical trials, including a Phase III program for MULTIKINE. The clinical trials of CEL-SCI's product candidates may not be completed on schedule, and the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify its research or these agencies may not ultimately approve any of CEL-SCI's product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of CEL-SCI's product candidates. The data collected from CEL-SCI's clinical trials may not be sufficient to support regulatory approval of its various product candidates, including MULTIKINE. For example, MULTIKINE is now being made by a process that was different from the process tested in many of CEL-SCI's clinical studies to date. It is possible that the FDA will require CEL-SCI to conduct additional studies to demonstrate that the MULTIKINE that it plans to use for its Phase III program is the same as the product previously tested in CEL-SCI's phase II studies. Even if CEL-SCI believes the data collected from its clinical trials are sufficient, the FDA has substantial discretion in the approval process and may disagree with CEL-SCI's interpretation of the data. In this regard, the FDA is aware of Phase II clinical study results from US and Canadian studies, but not results from foreign trials. The foreign data comprises approximately 75% of the subjects participating in CEL-SCI's Phase II program. CEL-SCI can make no assurances that the FDA will accept the data from its foreign studies or that the agency would not require CEL-SCI to conduct more Phase II studies before beginning Phase III trials. CEL-SCI's failure to adequately demonstrate the safety and efficacy of any of its product candidates would delay or prevent regulatory approval of its product candidates, which could prevent CEL-SCI from achieving profitability.

     The requirements governing the conduct of clinical trials, manufacturing, and marketing of CEL-SCI's product candidates, including MULTIKINE, outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval processes. Some of those agencies also must approve prices for products. Approval of a product by the FDA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory policy in the US or in foreign countries for product approval during the period of product development and regulatory agency review of each submitted new application may cause delays or rejections.

      In addition to conducting further clinical studies of MULTIKINE and CEL-SCI's other product candidates, CEL-SCI also must undertake the development of its manufacturing process and optimize its product formulations. CEL-SCI is continuing, for example, to develop MULTIKINE to decrease or further characterize the amount of DNA in MULTIKINE and to develop ways of better measuring the amount of DNA in the product. CEL-SCI can make no assurances that it will succeed in decreasing the amount of DNA in MULTIKINE to a level that is acceptable for product approval or that it can develop a method of measuring the amount of DNA that the FDA accepts as suitable for approving the marketing of the product.

      CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede its ability to obtain timely approvals from the FDA or foreign regulatory agencies, if at all. CEL-SCI will not be able to commercialize MULTIKINE and other product candidates until it has obtained regulatory approval, and any delay in obtaining, or inability to obtain, regulatory approval could harm its business. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or others may market MULTIKINE or CEL-SCI's other products.

Even if CEL-SCI obtains regulatory approval for its product candidates, CEL-SCI will be subject to stringent, ongoing government regulation.

      Even if CEL-SCI's products receive regulatory approval, either in the United States or internationally, it will continue to be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

o    product design, development, manufacture and testing;
o    adverse drug experience and other reporting regulations;
o    product advertising and promotion;
o    product manufacturing, including good manufacturing practice requirements;
o    record keeping requirements;
o registration of CEL-SCI's establishments with the FDA and certain state agencies
o    product storage and shipping;
o    drug sampling and distribution requirements;
o    electronic record and signature requirements; and
o    labeling changes or modifications.

     CEL-SCI and any third-party manufacturers or suppliers must continually adhere to federal regulations setting forth requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA and other national regulatory bodies through their facilities inspection programs. If CEL-SCI's facilities, or the facilities of its manufacturers or suppliers, cannot pass a pre-approval plant inspection, the FDA will not approve the marketing application of CEL-SCI's product candidates. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third-party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that its products meet applicable specifications and other requirements. State regulatory agencies and the regulatory agencies of other countries have similar requirements.

      CEL-SCI entered into an agreement with Cambrex Bio Science, Inc. whereby Cambrex agreed to provide CEL-SCI with a facility for the periodic manufacturing of MULTIKINE in accordance with the cGMPs established by FDA regulations. This agreement expires on December 31, 2006. If the Cambrex facility were not available for the production of MULTIKINE, CEL-SCI estimates that it would take approximately six to ten months to find or build an alternative manufacturing facility for MULTIKINE. CEL-SCI does not know what cost it would incur to obtain an alternative source of MULTIKINE.

      If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, it may be subject to criminal prosecution, seizure, injuction, fines, or be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval, which could materially harm CEL-SCI's financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. CEL-SCI may also be required to undertake post-marketing trials. In addition, if CEL-SCI or other parties identify adverse effects after any of CEL-SCI's products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and CEL-SCI may be required to reformulate its products, conduct additional clinical trials, make changes in its product's labeling or indications of use, or submit additional marketing applications to support these changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of our common stock may decline.

      Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. Without government approval, CEL-SCI will be unable to sell any of its products.

RISKS RELATED TO INTELLECTUAL PROPERTY

CEL-SCI may not be able to achieve or maintain a competitive position and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research, or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

     Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and infectious diseases including Introgen Therapeutics, Inc. and ImClone Systems, Inc. which are currently developing drugs for head and neck cancer. Both Introgen and ImClone, as well as many other companies working on drugs designed to prevent, cure or treat cancer, have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's patents might not protect CEL-SCI's technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent expired in 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with MULTIKINE.

RISKS RELATED TO THIS OFFERING

Since the market price for CEL-SCI's common stock is volatile, investors in this offering may not be able to sell any of CEL-SCI's shares at a profit.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. During the twelve months ended December 31, 2004 CEL-SCI's stock price has ranged from a low of $0.46 per share to a high of $1.88 per share. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the future market price of CEL-SCI's common stock.

Shares issuable upon the exercise of options and warrants, or as a result of sales made in connection with the equity line of credit may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

      CEL-SCI has outstanding options and warrants which allow the holders to acquire up to 13,950,534 additional shares of CEL-SCI's common stock. Until the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options and warrants may exercise or convert these securities at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock.

      CEL-SCI has filed registration statements with the Securities and Exchange Commission so that the 13,950,534 shares of common stock which are issuable upon the exercise of outstanding options and warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of the warrants described above, or the perception that such sales could occur, may adversely affect the market price of CEL-SCI's common stock.

      See the "Comparative Share Data" section of this prospectus for more information concerning CEL-SCI's outstanding options and warrants.

Equity Line of Credit

      An unknown number of shares of common stock are issuable under an equity line of credit arrangement to Rubicon Group Ltd. As CEL-SCI sells shares of its common stock to Rubicon Group under the equity line of credit, and Rubicon Group sells the common stock to third parties, the price of CEL-SCI's common stock may decrease due to the additional shares in the market. If CEL-SCI decides to draw down on the equity line of credit as the price of its common stock decreases, CEL-SCI will be required to issue more shares of its common stock for any given dollar amount invested by Rubicon Group, subject to the minimum selling price specified by CEL-SCI. The more shares that are issued under the equity line of credit, the more CEL-SCI's then outstanding shares will be diluted and the more CEL-SCI's stock price may decrease. Any decline in the price of CEL-SCI's common stock may encourage short sales, which could place further downward pressure on the price of CEL-SCI's common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale.

      As consideration for extending the equity line of credit, CEL-SCI granted Rubicon Group warrants to purchase 395,726 shares of common stock at any time prior to September 16, 2008 at a price of $0.83 per share. Rubicon Group is not obligated to exercise any warrants.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission so that the shares purchased by the Rubicon Group may be resold in the public market.

                             COMPARATIVE SHARE DATA

                                                      Number of         Note
                                                       Shares        Reference

   Shares outstanding as of January 10, 2005         72,269,231

   Shares to be sold in this Offering:

      Shares issuable upon exercise of                  550,000         A, C
      Series H warrants

      The number of shares outstanding as of January 10, 2005 excludes shares which may be issued upon the exercise of other options or warrants issued by CEL-SCI or in connection with CEL-SCI's equity line of credit. See table below.

Other Shares Which May Be Issued:

      The following table lists additional shares of CEL-SCI's common stock which may be issued as the result of the exercise of other outstanding options or warrants issued by CEL-SCI or pursuant to the equity line of credit agreement:

                                                      Number of          Note
                                                        Shares         Reference


   Shares issuable upon exercise of warrants          2,564,761          B, C
   held by private investors

   Shares issuable pursuant to equity line of credit:   Unknown            D

   Shares issuable upon exercise of equity line
   warrants                                             395,726            D

   Shares issuable upon exercise of options and      10,290,047            E
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and third parties

   Shares issuable upon exercise of options             150,000            F
   granted to investor relations consultants

A. In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. At the holder's option the notes were convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price was 76% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date.

       As of the date of this prospectus all of the Series H notes had been converted into 3,233,229 shares of CEL-SCI's common stock and Series H warrants to purchase 550,000 shares had been exercised.

      The Series H warrants initially allowed the holders to purchase up to 1,100,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010.

       Every three months after December 26, 2004 the exercise price of the Series H warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on that date.

B. In August 2003, the Company issued warrants to a private investor. The warrants permit the holder to purchase 23,758 shares of CEL-SCI's common stock at a price of $0.77 per share at any time prior to August 17, 2006.

       In July and September 2002, CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. As of June 30, 2003 all of the Series G notes had been converted into 8,390,746 shares of CEL-SCI's common stock. As of September 30, 2004 the Series G warrants allowed the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009. Every three months after December 9, 2004, the exercise price of the Series G warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on that date.

      In May 2003 CEL-SCI sold shares of its common stock plus Series I warrants to a strategic partner, at prices equal to or above the then current price of CEL-SCI's common stock. The Series I warrants allow the holder to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2008.

      On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering received Series J warrants which allow the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006.

C. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series G or H warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the exercise price of the Series G or H warrants will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the exercise price of the Series G or H warrants nor the shares issuable upon the exercise of the Series G or H warrants will be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

o    in connection with a merger or acquisition or a strategic partnership;

o upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with CEL-SCI's equity incentive policies;

o pursuant to the conversion or exercise of securities which were outstanding prior to July 12, 2002 in the case of the Series G warrants and January 7, 2003 in the case of the Series H warrants;

o    to key officers of CEL-SCI in lieu of their respective salaries.

D. An unknown number of shares of common stock are issuable under the equity line of credit agreement between CEL-SCI and Rubicon Group Ltd. As consideration for extending the equity line of credit, CEL-SCI granted Rubicon Group Ltd. warrants to purchase 395,726 shares of common stock at a price of $0.83 per share at any time prior to September 16, 2008.

      Under the equity line of credit agreement, Rubicon Group Ltd. has agreed to provide CEL-SCI with up to $10,000,000 of funding prior to September 16, 2005. During this period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Rubicon Group Ltd. and Rubicon Group Ltd. will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 24 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Rubicon Group Ltd. and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Rubicon Group Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

      If CEL-SCI sets a minimum price which is too high and CEL-SCI's stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount CEL-SCI can draw and the number of shares CEL-SCI will sell to Rubicon Group Ltd. will be reduced. On the other hand, if CEL-SCI sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, CEL-SCI will have to issue a greater number of shares to Rubicon Group Ltd. based on the reduced market price.

      As of January 10, 2005 CEL-SCI had received net proceeds of $335,910 from the sale of 307,082 shares of common stock pursuant to the terms of the equity line of credit.

E. The options are exercisable at prices ranging from $0.16 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

F. CEL-SCI has granted options for the purchase of 150,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at $1.63 per share and expire June 1, 2006.

    The shares referred to in Notes B, D and E are being, or will be, offered for sale by means of registration statements which have been filed with the Securities and Exchange Commission.

                        MARKET FOR CEL-SCI'S COMMON STOCK

      As of January __, 2005 there were approximately 2,550 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the American Stock Exchange under the symbol "CVM". Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported on the American Stock Exchange. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

      Quarter Ending           High             Low

        12/31/02              $0.32             $0.19
         3/31/03              $0.27             $0.15
         6/30/03              $1.35             $0.20
         9/30/03              $1.08             $0.61

        12/31/03              $1.75             $0.91
         3/31/04              $1.45             $0.86
         6/30/04              $1.30             $0.67
         9/30/04              $0.89             $0.52

        12/31/04              $0.67             $0.46

      Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's Preferred Stock would allow CEL-SCI's directors to issue Preferred Stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's Common Stock.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION

      The following selected financial data should be read in conjunction with the more detailed financial statements, related notes and other financial information included in this prospectus. Certain amounts reported in previous years have been reclassified to conform to the classifications being used as of and for the year ended September 30, 2004.

                                         For the Years Ended September 30,
                                 -----------------------------------------------
                                    2004           2003          2002         2001         2000
                                    ----           ----          ----         ----         ----

Grant Revenue and Other:        $  325,479    $  318,304    $  384,939   $   293,871    $   40,540
Operating Expenses:
  Research and Development       1,941,630     1,915,501     4,699,909     7,762,213     5,186,065
  Depreciation and Amortization    198,269       199,117       226,514       209,121       220,994
  General and Administrative     2,310,279     2,287,019     1,754,332     3,432,437     3,513,889
Interest Income                    (51,817)      (52,502)      (85,322)     (376,221)     (402,011)
Interest Expense                   126,840     2,340,667     2,131,750            --            --
                                ----------     ---------   -----------   -----------     ---------
Net Loss                       $(4,199,722)  $(6,371,498)  $(8,342,244) $(10,733,679)  $(8,478,397)

Net loss attributable to
    common stock holders       $(4,199,722)  $(6,480,319)  $(9,989,988) $(11,104,251)  $(8,478,397)
                               ===========   ===========   ===========  ============   ===========
Net loss per common share
   (basic and diluted)         $     (0.06)  $     (0.13)  $     (0.35) $      (0.51)  $     (0.44)
                               ============   ===========   ===========  ============   ===========
Weighted average common
   shares outstanding           67,273,133    50,961,457    28,746,341    21,824,273    19,259,190
                               ===========   ===========   ===========  ============   ===========


Balance Sheet Data:                                 September 30,
                          -----------------------------------------------------

                            2004         2003        2002         2001         2000
                            ----         ----        ----         ----         ----

Working Capital         $4,592,331   $  531,742  $  690,804   $2,801,299   $11,725,940
Total Assets             5,513,810    2,915,206   3,771,258    4,508,920    13,808,882
Convertible Debt *              --       32,882     639,288           --            --
Note Payable - Covance *        --      184,330          --           --            --
Note Payable - Cambrex *        --      656,076   1,135,017           --            --
Total Liabilities          215,981    1,690,100   2,709,087      507,727       847,423
Stockholders' Equity     5,297,829    1,225,106   1,062,171    4,001,193    12,961,459


*  Included in total liabilities

No dividends have been declared on CEL-SCI's common stock.

      CEL-SCI's net losses for each fiscal quarter during the two years ended September 30, 2004 were:
                                                 Net Loss
      Quarter                  Net Loss          per Share

      12-31-02              $(1,682,865)          $(0.04)
      03-31-03              $(1,032,181)          $(0.02)
      06-30-03              $(1,762,564)          $(0.03)
      09-30-03              $(1,893,888)          $(0.03)

      12-31-03              $(1,106,093)          $(0.02)
      03-31-04              $(1,205,273)          $(0.02)
      06-30-04              $  (893,610)          $(0.01)
      09-30-04              $  (994,746)          $(0.01)

OVERVIEW

      CEL-SCI's most advanced product, Multikine(R), manufactured using the company's proprietary cell culture technologies, is being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastises that are mostly responsible for treatment failure. The basic idea of Multikine is to make current cancer treatments more successful. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria and cancer. With the help of government grants and US Army and US Navy collaborations, CEL-1000 is now being tested against viral encephalitis, West Nile Virus, SARS, Vaccinia, Smallpox, herpes, malaria and other agents. If the bio-terrorism tests are successful, CEL-SCI is likely to push CEL-1000 for potential bio-terrorism disease indications to gain accelerated approval.

      Since its inception, CEL-SCI has financed operations through the issuance of equity securities, convertible notes, loans and certain research grants. CEL-SCI's expenses will likely exceed its revenues as it continues the development of Multikine and brings other drug candidates into clinical trials. Until such time as CEL-SCI becomes profitable, any or all of these financing vehicles or others may be utilized to assist CEL-SCI's capital requirements.

Results of Operations

Fiscal 2004

      Grant revenue and other during fiscal year 2004 remained at approximately the same level as fiscal year 2003 as work continued on the four grants received during the fiscal year 2003. Interest income also remained approximately at the same level.

      Research and development expense increased by approximately $26,000 as CEL-SCI's research and development costs on L.E.A.P.S. increased during fiscal 2004.

      General and administrative expenses increased by approximately $23,000 this year. CEL-SCI's cost reduction program continues. This reduction was substantially offset by an increase in audit and audit-related fees and an increase in filing and registration fees.

Fiscal 2003

     Grant revenues and other was lower during the year ended September 30, 2003 due to the winding down of a project for which CEL-SCI received grant money. The grant for this project generated $110,000 in revenue in fiscal year 2003 compared  with  $380,000  in revenue in fiscal year 2002.  However,  CEL-SCI has received four additional grants, two grants in April 2003, one grant in May 2003, and one grant in September 2003 for other projects on which CEL-SCI is working. These grants generated approximately $170,750 in revenue in fiscal year 2003. Research and development expenses declined because CEL-SCI completed its current production of Multikine during fiscal year 2002. General and administrative expenses were higher during the year ended September 30, 2003 since there was a reversal in 2002 of a 2001 fiscal year charge of $593,472 resulting from a decline in the intrinsic value of the options repriced to employees. Interest income during the year ended September 30, 2003 was less than it was during the same periods in fiscal year 2002 as a result of CEL-SCI's smaller cash position and lower interest rates on interest bearing accounts. During the years ended September 30, 2003 and 2002, interest expense was $2,340,667 and $2,131,750, respectively. Interest expense for all periods presented is primarily a non-cash item incurred to account for interest and amortization of the discounts and deferred financing costs related to convertible debt, the note payable to Covance AG and the convertible debt payable to Cambrex Biosciences, Inc.

Research and Development Expenses

    During the five years ended September 30, 2004 CEL-SCI's research and development efforts involved Multikine, L.E.A.P.S. and an AIDS vaccine. The table below shows the research and development expenses associated with each project during this five-year period.


                    2004        2003        2002         2001          2000
                    ----        ----        ----         ----          ----

MULTIKINE      $1,539,454   $1,653,904  $4,405,678   $7,365,305     $4,106,752
L.E.A.P.S.        402,176      261,597     244,769      280,766        453,061
AIDS Vaccine           --           --      43,462       94,642        602,252
Other                  --           --       6,000       21,500         24,000
               ----------   ----------  ----------   ----------     ----------
     TOTAL     $1,941,630   $1,915,501  $4,699,909   $7,762,213     $5,186,065
               ==========   ==========  ==========   ==========     ==========

      CEL-SCI believes that it has compiled sufficient data and clinical information to justify a Phase III clinical trial which would be designed to prove the clinical benefit from Multikine as an addition to established anti-cancer therapies. It is CEL-SCI's intention to meet with the FDA in early 2005 to discuss such a trial. CEL-SCI is unable to estimate the future costs of research and clinical trials involving Multikine since CEL-SCI has not yet met with the FDA to discuss the design of future clinical trials and until the scope of these trials is known, CEL-SCI will not be able to price any future trials.

      As explained in Item 1 of this report, as of November 15, 2004 CEL-SCI was involved in a number of pre-clinical studies with respect to its L.E.A.P.S. technology. As with Multikine, CEL-SCI does not know what obstacles it will encounter in future pre-clinical and clinical studies involving its L.E.A.P.S. technology. Consequently, CEL-SCI cannot predict with any certainty the funds required for future research and clinical trials and the timing of future research and development projects.

      CEL-SCI discontinued its research efforts relating to the AIDS vaccine due to a lack of government funding in 2000.

     Clinical and other studies necessary to obtain regulatory approval of a new drug involve significant costs and require several years to complete. The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. The inability of CEL-SCI to conduct clinical trials or research, whether due to a lack of capital or regulatory approval, will prevent CEL-SCI from completing the studies and research required to obtain regulatory approval for any products which CEL-SCI is developing. Without regulatory approval, CEL-SCI will be unable to sell any of its products.

      Since all of CEL-SCI's projects are under development, CEL-SCI cannot predict when it will be able to generate any revenue from the sale of any of its products.

Liquidity and Capital Resources

      CEL-SCI has had only limited revenues from operations since its inception in March l983. CEL-SCI has relied primarily upon proceeds realized from the public and private sale of its common and preferred stock and convertible notes to meet its funding requirements. Funds raised by CEL-SCI have been expended primarily in connection with the acquisition of an exclusive worldwide license to certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, the repayment of debt, the continuation of Company-sponsored research and development, administrative costs and construction of laboratory facilities. Inasmuch as CEL-SCI does not anticipate realizing revenues until such time as it enters into licensing arrangements regarding the technology and know-how licensed to it (which could take a number of years), CEL-SCI is mostly dependent upon the proceeds from the sale of its securities to meet all of its liquidity and capital resource requirements.

      In fiscal 2003, CEL-SCI reduced its discretionary expenditures. In fiscal 2004 expenditures remained at the 2003 levels. If necessary, CEL-SCI may reduce discretionary expenditures in fiscal 2005; however such reductions would further delay the development of CEL-SCI's products.

      Multikine has an FDA approved shelf life of two years. Consequently, Multikine can only be used for two years after it is manufactured. Since the last batch of Multikine was manufactured over two years ago, CEL-SCI does not currently have any Multikine available for future clinical studies. As a result, CEL-SCI will be required to manufacture additional quantities of Multikine for future research and clinical studies. CEL-SCI anticipates that the Multikine needed for its planned Phase III clinical trial will be manufactured in several batches over a two to three year period at a cost of between $4 to $5 million. CEL-SCI's last batch of Multikine was used during the fall of 2002.

Equity Line of Credit

      In order to provide a possible source of funding for CEL-SCI's current activities and for the development of its current and planned products, CEL-SCI entered into an equity line of credit agreement with Rubicon Group Ltd.

      Under the equity line of credit agreement, Rubicon Group has agreed to provide CEL-SCI with up to $10,000,000 of funding during a two year period beginning on December 29, 2003. During this period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Rubicon Group, and Rubicon Group will be obligated to purchase the shares. The minimum amount CEL-SCI can draw down at any one time is $100,000, and the maximum amount CEL-SCI can draw down at any one time will be determined at the time of the drawdown request using a formula contained in the equity line of credit agreement. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the number of shares it will sell to Rubicon Group and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      The following summarizes the drawdowns requested by CEL-SCI under the equity line of credit during the year ended September 30, 2004.

     Date of         Shares        Average Sale          Net Proceeds
      Sale            Sold       Price Per Share          to CEL-SCI
    --------         ------      ---------------         -------------

     01/27/04        101,308          $1.09                $109,000
     02/11/04         92,722          $1.19                $109,000
     03/02/04         74,760          $1.07                $ 79,000
     03/12/04         38,292          $1.04                $ 39,000

      The net proceeds to CEL-SCI are net of a $1,000 fee paid to an escrow agent.

Shelf Offering

      In May 2004, CEL-SCI completed an offering of 6,402,439 shares of registered common stock at $0.82 per share to one institutional investor. This sale resulted in gross proceeds of $5,250,000 and associated costs of $498,452. The stock was offered pursuant to a shelf registration statement and Wachovia Capital Markets, LLC acted as the placement agent for the offering. CEL-SCI is using the proceeds of the offering to advance the clinical development of Multikine for the treatment of cancer. In connection with this financing, 76,642 warrants were issued to Wachovia at a price of $1.37. The warrants expire May 4, 2009. The warrants were valued using the Black-Scholes valuation method and an expense of $38,127 was recorded to additional paid-in capital as a cost related to obtaining capital during the year ended September 30, 2004.

Future Capital Requirements

      CEL-SCI plans to use its existing financial resources, the proceeds from the sale of its common stock, and proceeds from the sale of common stock under the equity line of credit agreement to fund its capital requirements during the year ending September 30, 2005.

      Other than funding operating losses, funding its research and development program, and paying its liabilities, CEL-SCI does not have any material capital commitments. Material future liabilities as of September 30, 2004 are as follows:


Contractual Obligations:                         Years  Ending September 30,
                                            --------------------------------
                            Total            2005         2006         2007
                            -----            ----         ----         ----

Operating Leases           $281,481        $139,209     $ 71,136     $71,136
Employment Contracts        891,788         552,085      339,703          --
                           --------        --------      -------     -------
                         $1,173,269        $691,294     $410,839     $71,136
                         ==========        ========     ========     =======

      It should be noted that substantial additional funds will be needed for more extensive clinical trials which will be necessary before CEL-SCI will be able to apply to the FDA for approval to sell any products which may be developed on a commercial basis throughout the United States. In the absence of revenues, CEL-SCI will be required to raise additional funds through the sale of securities, debt financing or other arrangements in order to continue with its research efforts. However, there can be no assurance that such financing will be available or be available on favorable terms. It is the opinion of management that sufficient funds will be available from external financing and additional capital and/or expenditure reduction in order to meet CEL-SCI's liabilities and commitments as they come due during fiscal year 2005. Ultimately, CEL-SCI must complete the development of its products, obtain appropriate regulatory approvals and obtain sufficient revenues to support its cost structure.

      CEL-SCI's cash flow and earnings are subject to fluctuations due to changes in interest rates on its certificates of deposit, and, to an immaterial extent, foreign currency exchange rates.

Covance AG

    On October 8, 2002, CEL-SCI signed an agreement with Covance AG (Covance), a Swiss Corporation. Pursuant to the agreement, amounts owed to Covance totaling $199,928 as of June 30, 2003 were converted to a note payable. The note was payable on January 2, 2004. Interest was payable monthly at an annual rate of 8%. Until the entire amount was paid to Covance, Covance was entitled to receive 2% of any draw-down of CEL-SCI's equity credit line, 2% of any net funds received from outside financings of less than $1 million, 3% of any net funds received from outside financings greater than $1 million but less than $2 million and 4% of any net funds received from outside financings greater than $2 million. During the year ended September 30, 2003, CEL-SCI paid $15,598 on the Covance note. The note was paid in full in December 2003.

Eastern Biotech

      In May 2003, CEL-SCI entered into an agreement with Eastern Biotech which provided Eastern Biotech with the following (i) the exclusive right to distribute Multikine and CEL-1000 in Greece, Serbia and Croatia, (ii) a royalty equal to 1% of CEL-SCI's net sales of Multikine and CEL-1000 prior to May 30, 2033, (iii) 1,100,000 shares of CEL-SCI's common stock and, (iv) warrants which allow Eastern Biotech to purchase an additional 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2008. In consideration for the above Eastern Biotech paid CEL-SCI $500,000. Because the Company did not register these shares prior to September 30, 2003, the royalty percentage increased to 2%. If Eastern Biotech did not meet certain clinical development milestones within one year, it would lose the right to sell both products in these three countries. As of June 1, 2004, Eastern Biotech lost its exclusive right to market, distribute and sell Multikine in accordance with the agreement.

Cambrex Bio Science Promissory Note

      In November 2001, CEL-SCI gave a promissory note to Cambrex Bio Sciences, Inc., the owner of the manufacturing facility used by CEL-SCI to produce Multikine for CEL-SCI's clinical trials. The promissory note was in the principal amount of $1,172,517 which represented the cost of CEL-SCI's use of the Cambrex manufacturing facility for the three months ended January 10, 2002. The amount due Cambrex bore interest at the prime interest rate, plus 3%, which was adjusted monthly. As of December 1, 2003 the prime interest rate was 4% and the interest rate on the amount due Cambrex was 7%. Pursuant to the agreement, CEL-SCI surrendered a cash deposit and transferred title to certain equipment to Cambrex, which reduced the amount due by $225,000. Until the note was paid in full, CEL-SCI agreed to pay Cambrex 10% of all amounts received by CEL-SCI, net of financing costs, from any future financings, including amounts received by CEL-SCI from its equity line of credit. Cambrex, at its option, could convert all or part of the amount due Cambrex into shares of CEL-SCI's common stock. The number of shares to be issued to Cambrex upon any conversion of the note was to be determined by dividing that portion of the note to be converted by the Conversion Price. The "Conversion Price" was an amount equal to 90% of the average closing prices of CEL-SCI's common stock for the three trading days immediately prior to the conversion date. However, the Conversion Price could not be less than $0.22.

      During the quarter ended December 31, 2003, CEL-SCI paid $692,010 of principal plus accrued interest of $59,450 to Cambrex, thereby fully repaying the remaining balance of the note. No part of the note was converted into shares of CEL-SCI's common stock.

Convertible Notes

      In December 2001 and January 2002, CEL-SCI sold Series F convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. As of December 1, 2002 all of the Series F notes had been converted into 6,592,461 shares of CEL-SCI's common stock.

      In July and September 2002, CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. As of June 30, 2003 all of the Series G notes had been converted into 8,390,746 shares of CEL-SCI's common stock.

      In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. As of December 1, 2003 all of the Series H notes had been converted into 3,233,229 shares of CEL-SCI's common stock.

Critical Accounting Policies

      CEL-SCI's significant accounting policies are more fully described in Note 1 to the consolidated financial statements. However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on CEL-SCI's historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. Our significant accounting policies include:

      Patents - Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss would be the difference between the estimated fair value of the asset and its carrying value.

      Stock Options and Warrants - In October 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). This statement encourages but does not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. CEL-SCI has elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transaction and Disclosure" which amends SFAS No. 123. SFAS No. 148 provided alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires more prominent and more frequent disclosures in the financial statements of the effects of stock-based compensation. The provisions of SFAS No. 148 are effective for periods beginning after December 15, 2002. The Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method.

     Asset Valuations and Review for Potential Impairments - CEL-SCI reviews its fixed assets every fiscal quarter. This review requires that CEL-SCI make assumptions regarding the value of these assets and the changes in circumstances that would affect the carrying value of these assets. If such analysis indicates that a possible impairment may exist, CEL-SCI is then required to estimate the fair value of the asset and, as deemed appropriate, expense all or a portion of the asset. The determination of fair value includes numerous uncertainties, such as the impact of competition on future value. CEL-SCI believes that it has made reasonable estimates and judgments in determining whether our long-lived assets have been impaired; however, if there is a material change in the assumptions used in our determination of fair values or if there is a material change in economic conditions or circumstances influencing fair value, CEL-SCI could be required to recognize certain impairment charges in the future. As a result of the reviews, no changes in asset values are expected.

      Prepaid Expenses and Laboratory Supplies--The majority of prepaid expenses consist of bulk purchases of laboratory supplies used on a daily basis in the lab and items that will be used for future production. The items in prepaid expenses are expensed when used in production or daily activity as Research and Development expenses. These items are disposables and consumables and can be used for both the manufacturing of Multikine for clinical studies and in the laboratory for quality control and bioassay use. They can be used in training, testing and daily laboratory activities. Other prepaid expenses are payments for services over a long period and are expensed over the time period for which the service is rendered.

      Convertible Notes - Convertible notes were issued during the year ended September 30, 2002. CEL-SCI initially offset a portion of the notes with a discount representing the relative fair value of the warrants and a beneficial conversion feature discount. This discount is amortized to interest expense over the period the notes are outstanding and is accelerated pro-rata as the notes are converted. The fair value of the warrants and the beneficial conversion discount are calculated based on available market data using appropriate valuation models. These valuations require that CEL-SCI make assumptions and estimates regarding the convertible notes and warrants. Management uses its judgment, as well as outside sources, to determine these assumptions and estimates.

Quantitative and Qualitative Disclosure About Market Risks

      Market risk is the potential change in an instrument's value caused by, for example, fluctuations in interest and currency exchange rates. CEL-SCI has no derivative financial instruments. Further, there is no exposure to risks associated with foreign exchange rate changes because none of the operations of CEL-SCI are transacted in a foreign currency. The interest rate risk on investments is considered immaterial due to the dollar value of investments as of September 30, 2004.

Recent Accounting Pronouncements

     In November 2004 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs, an amendment of ARB 43, Chapter 4". This statement amends ARB 43, Chapter 4, to clarify accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 requires that those items be recognized as current-period charges in all circumstances. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. CEL-SCI does not believe that the adoption of SFAS No. 151 will have a material effect on its financial position, results of operations or cash flows.

      In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (stock options and restricted stock) issued to employees. SFAS No. 123R applies to all transactions involving issuance of equity by a company in exchange for goods and services, including employees. SFAS No. 123R is effective for fiscal periods beginning after June 15, 2005. CEL-SCI has not determined the impact of adopting SFAS No. 123R.

      On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. The Statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. CEL-SCI does not believe that SFAS No. 153 will have a material impact on its results of operations or cash flows.

                                    BUSINESS

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI's principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. CEL-SCI's telephone number is 703-506-9460 and its web site is www.cel-sci.com. CEL-SCI makes its electronic filings with the Securities and Exchange Commission (SEC), including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on its website free of charge as soon as practicable after they are filed or furnished to the SEC.

OVERVIEW

      CEL-SCI's most advanced product, Multikine(R), manufactured using the company's proprietary cell culture technologies, is being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastises that are mostly responsible for treatment failure. The basic idea of Multikine is to make current cancer treatments more successful. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

     In a recently completed clinical trial involving 54 matched cancer patients, treatment with Multikine prior to surgical intervention rendered the residual tumor cells much more susceptible to follow-on treatment with radiation, and possibly chemotherapy. This data was published in December 2003. A second finding involving another 39 matched cancer patients demonstrated that Multikine pre-treatment increased the percent and absolute number of immune cells infiltrating into the tumor bed, causing tumor cell destruction and necrosis. This finding was presented at The American Society of Clinical Oncology (ASCO) in June 2004. The data pointed to a reversal of the CD4/CD8 immune cell ratios in the tumors, resulting in a 42% response rate after only 3 weeks of the non-toxic treatment with Multikine.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria and cancer. With the help of government grants and US Army and US Navy collaborations, CEL-1000 is now being tested against viral encephalitis, West Nile Virus, SARS, Vaccinia, Smallpox, herpes, malaria and other agents. If the bio-terrorism tests are successful, CEL-SCI is likely to push CEL-1000 for potential bio-terrorism disease indications to gain accelerated approval.

MULTIKINE

      Multikine has been tested in 220 patients in clinical trials conducted in the U.S., Canada, Europe and Israel. Most of these patients were head and neck cancer patients, but some studies were also conducted in prostate cancer patients, HIV-infected patients and HIV-infected women with Human Papilloma Virus ("HPV")-induced cervical dysplasia, the precursor stage before the development of cervical cancer. The safety profile was found to be very good and CEL-SCI believes that the clinical data suggests that further studies are warranted.

      The function of the immunological system is to protect the body against infectious agents, including viruses, bacteria, parasites and malignant (cancer) cells. An individual's ability to respond to infectious agents and to other substances (antigens) recognized as foreign by the body's immune system is critical to health and survival. When the immune response is adequate, infection is usually combated effectively and recovery follows. Severe infection can occur when the immune response is inadequate. Such immune deficiency can be present from birth but, in adult life, it is frequently acquired as a result of intense sickness or as a result of the administration of chemotherapeutic drugs and/or radiation. It is also recognized that, as people reach middle age and thereafter, the immune system grows weaker.

      Two classes of white blood cells, macrophages and lymphocytes, are believed to be primarily responsible for immunity. Macrophages are large cells whose principal immune activity is to digest and destroy infectious agents. Lymphocytes are divided into two sub-classes. One sub-class of lymphocytes, B-cells, produces antibodies in response to antigens. Antibodies have unique combining sites (specificities) that recognize the shape of particular antigens and bind with them. The combination of an antibody with an antigen sets in motion a chain of events which may neutralize the effects of the foreign substance. The other sub-class of lymphocytes, T-cells, regulates immune responses. T-cells, for example, amplify or suppress antibody formation by B-cells, and can also directly destroy "foreign" cells by activating "killer cells."

     It is generally recognized that the interplay among T-cells, B-cells and the macrophages determines the strength and breadth of the body's response to infection. It is believed that the activities of T-cells, B-cells and macrophages are controlled, to a large extent, by a specific group of hormones called cytokines. Cytokines regulate and modify the various functions of both

T-cells and B-cells. There are many cytokines, each of which is thought to have distinctive chemical and functional properties. IL-2 is but one of these cytokines and it is on IL-2 and its synergy with other cytokines that CEL-SCI has focused its attention. Scientific and medical investigation has established that IL-2 enhances immune responses by causing activated T-cells to proliferate. Without such proliferation no immune response can be mounted. Other cytokines support T-cell and B-cell proliferation. However, IL-2 is the only known cytokine which causes the proliferation of T-cells. IL-2 is also known to activate B-cells in the absence of B-cell growth factors.

      Although IL-2 is one of the best characterized cytokines with anticancer potential, CEL-SCI is of the opinion that to have optimum therapeutic value, IL-2 should be administered not as a single substance but rather as a mixture of IL-2 and certain cytokines, i.e. as a "cocktail". This approach, which was pioneered by CEL-SCI, makes use of the synergism between these cytokines. It should be noted, however, that neither the Food and Drug Administration (FDA) nor any other agency has determined that CEL-SCI's Multikine product will be effective against any form of cancer.

      Research and human clinical trials sponsored by CEL-SCI have indicated a correlation between administration of Multikine to cancer patients and immunological responses. On the basis of these experimental results, CEL-SCI believes that Multikine may have application for the treatment of solid tumors in humans.

      Between 1985 and 1988 Multikine was tested at St. Thomas Hospital in London, UK in forty-eight patients with various types of cancers. Multikine was shown to be safe when used by these patients.

      In November 1990, the Florida Department of Health and Rehabilitative Services ("DHRS") gave the physicians at a southern Florida medical institution approval to start a clinical cancer trial in Florida using CEL-SCI's Multikine product. The focus of the trial was unresectable head and neck cancer.

      In 1991, four patients with regionally advanced squamous cell cancer of the head and neck were treated with CEL-SCI's Multikine product. The patients had previously received radical surgery followed by radiation therapy but developed recurrent tumors at multiple sites in the neck and were diagnosed with terminal cancer.

      Significant tumor reduction occurred in three of the four patients as a result of the treatment with Multikine. Negligible side effects, such as injection site soreness and headaches, were observed and the patients were treated as outpatients. Notwithstanding the above, it should be noted that these trials were only preliminary and were only conducted on a small number of patients. It remains to be seen if Multikine will be effective in treating any form of cancer.

      These results caused CEL-SCI to embark on a major manufacturing program for Multikine with the goal of being able to produce a drug that would meet the stringent regulatory requirements for advanced human studies. This program included building a pilot scale manufacturing facility.

      The objective of CEL-SCI scientists is to use Multikine as an adjunct (additive) therapy to the existing treatment of previously untreated head & neck cancer patients with the goal of reducing cancer recurrence and ultimately increasing survival. However, pursuant to FDA regulations, CEL-SCI was required to test the drug first for safety in locally recurrent, locally metastatic head and neck cancer patients who had failed other cancer therapies. This dose escalation study was started in 1995 at several centers in Canada and the US where 16 patients were enrolled at 4 different dosage levels. The study ended in 1998 and showed Multikine to be safe and well tolerated at all dose levels.

      Because CEL-SCI scientists have determined that patients with previously untreated disease would most likely benefit more from Multikine treatment, CEL-SCI started a safety trial in Canada in 1997 in advanced primary head & neck cancer patients who had just recently been diagnosed with head & neck cancer. This study ultimately enrolled 28 patients, also at 4 different dosage levels, and ended in late 1999. Halfway through this study, CEL-SCI launched a number of phase II studies in advanced primary head & neck cancer to determine the best dosage, best route of administration and best frequency of administration of Multikine. Those studies involved 19 patients in Israel (1997 - 2000), 30 patients in Poland and the Czech Republic (1999 - 2000), and 94 patients (half treated with Multikine and the other half disease matched cancer patients served as control) in Hungary (1999 - 2003). The Hungarian trial compared the control group (receiving only conventional cancer therapy, surgery plus radiation therapy) to the Multikine treated patients (receiving Multikine prior to conventional therapy) by histopathology and immunohistochemistry. The results of these studies were published in peer-reviewed scientific journals and/or presented at scientific meetings. The studies that have not yet been published were either conducted in support of Multikine's safety and clinical utility or will be published in the future.

      The above studies, which are all completed, indicate that Multikine was safe and well tolerated at all dose levels investigated. The studies also showed partial and complete tumor responses following Multikine treatment at the best treatment regimen combinations as well as tumor necrosis (destruction) and fibrosis (as determined by histopathology). Additional findings regarding Multikine treatment of head & neck cancer are expected to be presented/published in 2005.

      While CEL-SCI scientists believe partial and complete tumor responses to be very important, they also believe that other findings with Multikine in these studies are equally important since they may serve to enhance existing cancer therapies, thereby affecting the clinical outcome of the cancer patient's treatment.

      The initial results of the Hungarian study were published in December 2003. Data from a Phase I/II clinical trial in fifty-four (54) advanced primary head and neck cancer patients (half treated, half control), the first part of the Hungarian study, were published in The Laryngoscope, December 2003, Vol.113
(12). The title of the article is "The Effect of Leukocyte Interleukin Injection (MULTIKINE) on the Peritumoral and Intratumoral Subpopulation of Mononuclear Cells and on Tumor Epithelia: A Possible New Approach to Augmenting Sensitivity to Radiation Therapy and Chemotherapy in Oral Cancer - A Multi Center Phase I/II Clinical Trial".

      The data demonstrates that treatment with Multikine rendered a high proportion of the tumor cell population highly susceptible to radiation therapy. This finding represents a major advance in the treatment of cancer since, under current standard therapy, only about 5%-10% of the cancer cells are thought to be susceptible to radiation therapy at any one point in time.

      The increased sensitivity of the Multikine treated tumors to radiation was derived from a dramatic increase in the number of proliferating (those that are in cell cycle) cancer cells. Following Multikine treatment, the great majority of the tumor cells were in a proliferative state, as measured by the well-established cell proliferation marker Ki67. The control patients (not treated with Multikine) had only low expression (near background) of the same proliferation marker (Ki67) in this study. These findings were statistically significant (p<0.05, ANOVA).

    This is an important finding because the ability of radiation therapy (and chemotherapy) to kill tumor cells is dependent, in large part, on the proliferative state of the tumor cells at the time of radiation (and chemotherapy) treatment. As seen in the control group in this study, and also in many other tumor types, the great majority of tumor cells (about 90% or more) are in a "resting" state (non-proliferating). It is generally accepted that tumor cells in the "resting" state are by-and-large resistant to radiation and chemotherapy. However, Multikine treatment induced a reversal of this non-proliferative state of the tumor cells and caused the great majority of the tumor cells to enter into the proliferative state, thereby rendering the tumor highly susceptible to radiation therapy (and chemotherapy).

      The results of the Israeli trial have been published in Archives of Otolaryngology - Head & Neck Surgery, August 2003, Vol.129. This paper on 12 patients treated by Dr. Feinmesser shows positive safety, tumor response and clinical outcome data, but no firm conclusions can be drawn from a study of only 12 patients.

      Results from the Multikine Phase II clinical trials were published in June 2004 at the 40th ASCO Annual Meeting. The study involved 39 head & neck cancer patients, 19 of whom were treated with CEL-SCI's immunotherapy drug Multikine prior to surgery and radiation. The other 20 patients served as matched controls, meaning that they did not receive Multikine prior to surgery and radiation. In a comparison pathology study of the tumors, Multikine treatment caused a significant shift in the ratio of key immune cells that infiltrate the tumor. The cancer patients treated with Multikine were shown to have much higher rate of tumor cell killing, resulting in a 42% overall response rate, including 12% complete responses.

      The tumors of the 39 head & neck cancer patients were analyzed by three independent pathologists, blinded to the study. Of the 19 Multikine treated patients in this study, 2 patients (12%) had no remaining cancer cells, another 2 patients (12%) had a reduction in the cancer cell mass greater than 50% and an additional 4 patients (21%) had a reduction in the cancer cell mass of more than 30%. The objective response rate in this trial was 21%, with an overall response rate of 42%, as determined by pathology.

     This study, which used a three-week, non-toxic treatment with Multikine, caused a shift from a low CD4/CD8 cell ratio (less than one CD4 cell for each


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

CD8 cell) to a high (over 2.5 - 3) CD4/CD8 cell ratio (2.5 - 3 CD4 cells for each CD8 cell) in the tumor. This indicates that Multikine treatment shifts the immune response from a mainly CD8 cell anti-tumor response to a predominately CD4 anti-tumor response. Both CD4 and CD8 are key cells of the immune system.

      The change in the immune response from CD8 to CD4 cells is very important for the cancer patient because the cancer cells seem to have learned to shut down the CD8 anti-tumor immune response. This "shut-down" of the CD8 cells was evident in the tumors of the control (non-Multikine treated) group. The control group had predominately CD8 cell infiltrate which was inactive against the tumor. The Multikine treated group, on the other hand, had a predominately CD4 cell infiltrate. The tumor was unable, or less able, to shut down the Multikine induced CD4 cell immune response and, as a result thereof, the cancer patients treated with Multikine were shown to have much higher rate of tumor cell killing.

      CEL-SCI scientists believe that they have compiled sufficient data and clinical information to justify a Phase III clinical trial which would be designed to prove the clinical benefit from Multikine as an addition to established anti-cancer therapies. It is CEL-SCI's intention to meet with FDA in early 2005 to discuss such a trial.

      Follow-up data for the first 8 patients sequentially treated with Multikine at one center in the Hungarian study indicated no recurrence of cancer 24 months after treatment. This contrasts with the scientific literature, which reports that cancer will recur in up to 50% of primary head and neck cancer patients within 18 to 24 months after surgery and/or radiation therapy. Data on the remaining patients is not available because follow-up was outside of the scope of the protocol which ended at surgery, and a follow-up study for the complete trial has not yet been conducted. CEL-SCI considers this data to be positive and plans to prove the clinical benefit of Multikine in Phase III clinical trials.

      Multikine has also been tested in a 15 HIV-infected patients (1998 - 1999) in California. This small study found Multikine to be safe in the HIV-infected population and showed preliminary evidence of improved delayed type hypersensitivity response to recall antigens. The results of this study were reported in Antiviral Therapy 5 (Supplement), 2000.

     Another study at the Thomas Jefferson Medical Center (1998) used very small amounts of Multikine to determine the feasibility of injecting Multikine into the prostate of 5 hormonal therapy refractive prostate cancer patients scheduled for prostatectomy. Although deemed safe by the investigators, Multikine administration in this trial directly into the prostate (under ultrasound guidance) resulted in occasional mild dysuria and mild increase in urinary frequency. Two out of the five treated cases had an inflammatory response in the prostate and a third case had fibrosis. The Company believes that more Multikine injections will need to be given to achieve a potential outcome as seen in head & neck cancer. None of the prostate cancer patients received more than half of the amounts given to the head & neck cancer patients. Also, no testing was done at the time to determine if Multikine would enhance susceptibility to radiation therapy in the prostate. The results of this trial were published in Seminars in Oncology Vol. 26 (4) (August) 1999.

      In May 2001, CEL-SCI also started a Phase I clinical trial at the University of Maryland Biotechnology Institute (UMBI). The focus of this study is HIV-infected women with Human Papilloma Virus (HPV)-induced cervical dysplasia, the precursor stage before the development of cervical cancer. The goal of the study is to obtain safety and preliminary efficacy data on Multikine as a treatment for pre-cancerous lesions of the cervix (dysplasia). Most cervical dysplasia and cancer is due to infection with HPV. The rationale for using Multikine in the treatment of cervical dysplasia/cancer is that Multikine may safely boost the patients' immune systems to the point where their immune systems can eliminate the virally-induced cancer. Cervical cancer is the second leading cause of cancer death in women worldwide.

      The HIV-infected women with HPV-induced cervical dysplasia were chosen as a study group because of the high morbidity and low success rate of current surgical therapies. Since HIV infection results in immune suppression, HPV-induced cervical dysplasia follows a more malignant and aggressive course of disease in such women. Co-infection with HPV is common in HIV-positive women (about 83%) and cervical cancer is considered an AIDS-defining illness.

      HPV infection is also a leading health problem in non HIV-infected American college age women. A large concern among women who have HPV-induced cervical dysplasia is that the repeated surgical procedures will lead to a hysterectomy and the inability to bear children.

      At the March 2002 33rd Annual Meeting of the Society of Gynecological Oncologists in Miami, Florida, scientists from UMBI and CEL-SCI presented data from this trial in HIV-infected women with HPV induced cervical dysplasia. The results were as follows: 8 patients had been treated with no major toxicity. The lower dosage group had 3 out of 5 patients resolved/improved with 2 out of 5 patients with no change in their cervical dysplasia status as compared the patient's own baseline disease. The higher dosage group had 2 out of 3 patients who improved and 1 out of 3 patients with no change. The changes in disease status were determined by both Colposcopy and Histology.

      Subsequent HPV testing during 2001 and 2002 of the first three patients revealed the elimination of HPV virus types (using in situ PCR) following treatment with Multikine and ranged from 54% to 84% (Avg = 68%) reduction in HPV virus in the cervical tissue of Multikine treated HIV/HPV co-infected patients. The study was closed due to the inability to enroll patients.

      CEL-SCI's future studies in the HPV-induced cervical dysplasia area will only be conducted with grant or government funds as CEL-SCI plans to devote its resources to head and neck cancer, the area where it has the most data.

      Since 1985, Multikine has been well tolerated in clinical studies involving 220 patients. Forty-eight patients were treated in the United States in accordance with clinical trials authorized by the FDA. The remaining patients were treated outside of the United States in accordance with protocols authorized by comparable health regulatory authorities in the countries where the patients were treated. All the clinical trials were conducted in accordance with the Declaration of Helsinki (1985), and informed consent was obtained from each patient volunteer. This process is the standard procedure for the conduct of human clinical trials.

      In November 2000, CEL-SCI concluded a development, supply and distribution agreement with Orient Europharma of Taiwan. The agreement gives Orient Europharma the exclusive marketing rights to Multikine for all cancer indications in Taiwan, Singapore, Hong Kong and Malaysia. The agreement provides for Orient Europharma to fund the clinical trials needed to obtain marketing approvals in the four countries for head and neck cancer, naso-pharyngeal cancer and potentially cervical cancer, which are very prevalent in Far East Asia. CEL-SCI may use the clinical data generated in these trials to support applications for marketing approvals for Multikine in other parts of the world.

      Under the agreement, CEL-SCI will manufacture Multikine and Orient Europharma will purchase the product from CEL-SCI for distribution in the territory. Both parties will share in the revenue from the sale of Multikine. As of December 31, 2003 Orient Europharma had not started any clinical trials since CEL-SCI's plan is for Orient Europharma to begin a Phase III clinical trial when CEL-SCI begins its Phase III clinical trial or to do one combined Phase III clinical trial. The above is subject to discussion with the FDA.

      In May 2003, CEL-SCI entered into an agreement with Eastern Biotech which provided Eastern Biotech with the following (i) the exclusive right to distribute Multikine and CEL-1000 in Greece, Serbia and Croatia, (ii) a royalty equal to 1% of CEL-SCI's net sales of Multikine and CEL-1000 prior to May 30, 2033, (iii) 1,100,000 shares of CEL-SCI's common stock and, (iv) warrants which allow Eastern Biotech to purchase an additional 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2008. In consideration for the above Eastern Biotech paid CEL-SCI $500,000. Because the Company did not register these shares prior to September 30, 2003, the royalty percentage increased to 2%. If Eastern Biotech did not meet certain clinical development milestones within one year, it would lose the right to sell both products in these three countries. As of June 1, 2004, Eastern Biotech lost its exclusive right to market, distribute and sell Multikine in accordance with the agreement.

      Proof of efficacy for anti-cancer drugs is a lengthy and complex process. At this early stage of clinical investigation, it remains to be proven that Multikine will be effective against any form of cancer. Even if some form of Multikine is found to be effective in the treatment of cancer, commercial use of Multikine may be several years away due to extensive safety and effectiveness tests that would be necessary before required government approvals are obtained. It should be noted that other companies and research teams are actively involved in developing treatments and/or cures for cancer, and accordingly, there can be no assurance that CEL-SCI's research efforts, even if successful from a medical standpoint, can be completed before those of its competitors.

      CEL-SCI uses Cambrex Biosciences, Inc. for certain aspects of the production of Multikine for research and testing purposes. The agreement with Cambrex Biosciences, Inc. expires in 2006.

T-CELL MODULATION PROCESS

     CEL-SCI's patented T-cell Modulation Process uses "heteroconjugates" to direct the body to choose a specific immune response. The heteroconjugate technology, referred to as L.E.A.P.S. (Ligand Epitope Antigen Presentation System), is intended to selectively stimulate the human immune system to more effectively fight bacterial, viral and parasitic infections and cancer, when it cannot do so on its own. Administered like vaccines, L.E.A.P.S. combines T-cell binding ligands with small, disease associated, peptide antigens and may provide a new method to treat and prevent certain diseases.

      The ability to generate a specific immune response is important because many diseases are often not combated effectively due to the body's selection of the "inappropriate" immune response. The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.

      Using the LEAPS technology, CEL-SCI discovered a peptide, named CEL-1000, which is currently being tested in animals for the prevention/treatment of herpes simplex, malaria, viral encephalitis, smallpox, vaccinia and a number of other indications.

      In the Spring of 2002, CEL-SCI, in conjunction with The Naval Medical Research Center, announced that CEL-1000 provided 100% protection against malaria infection in a mouse model. The same peptide also induced protective effects in mouse models for herpes simplex virus and cancer. In the Fall of 2002 CEL-SCI announced that it had signed a Cooperative Research and Development Agreement (CRADA) with the U.S. Navy for CEL-1000 in malaria.

      CEL-SCI received two grants in April 2003, one grant in May 2003, and one grant in September 2003 from the National Institutes of Health (NIH). The first grant totaling $1,100,000 was awarded to Northeastern Ohio Universities College of Medicine (NEOUCOM) with CEL-SCI as a subcontractor. The grant is for a period of three years and is intended to support the development of CEL-SCI's new compound, CEL-1000, as a possible treatment for viral encephalitis, a potentially lethal inflammation of the brain. The grant was awarded following a peer review process and will fund pre-clinical studies leading up to toxicology studies. The second grant, totaling $134,000 and awarded to CEL-SCI with Johns Hopkins Medical Institutions as a subcontractor, is a Phase I Small Business Innovation Research (SBIR) grant for the further development of a potential treatment for autoimmune myocarditis, a heart disease. The third grant, announced on May 7, 2003 for $162,000 was awarded to CEL-SCI with NEOUCOM as a sub-contractor, and is a Phase I SBIR grant for the further development of CEL-1000 against Herpes Simplex. The fourth grant, totaling $104,000 was awarded to CEL-SCI with the University of Nebraska as a sub-contractor, and is a Phase I SBIR grant from the National Institute of Allergy and Infectious Diseases (NIAID), NIH, for the development of CEL-1000 as a potential therapeutic and prophylactic agent against vaccinia and smallpox infections as a single agent and as an adjuvant for vaccinia vaccines. Vaccinia is the virus used in the smallpox vaccine.

      As of November 15, 2004 approximately $696,600 remained from these four grants. As of November 15, 2004 CEL-SCI had received approximately $334,700 from these grants. The remaining funds will be spent over the next two years.

      In June 2003 CEL-SCI signed a Cooperative Agreement with the NIAID and the U.S. Army Medical Research Institute of Infectious Disease (USAMRIID) to test CEL-1000 against various bio-terrorism agents as well as other hard to treat diseases.

RESEARCH AND DEVELOPMENT

      Since 1983, and through September 30, 2004, approximately $48,564,000 has been expended on CEL-SCI-sponsored research and development, including approximately $1,942,000, $1,916,000 and $4,700,000 respectively during the years ended September 30, 2004, 2003 and 2002.

      The extent of CEL-SCI's clinical trials and research programs is primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. Over the past three years CEL-SCI's research and development expenditures have decreased, due in part to the capital available to CEL-SCI and due in part to the fact that the costs involved in manufacturing MULTIKINE for use in clinical trials and costs involved in validating the manufacturing process were primarily incurred in fiscal 2001 and prior periods. Research and development expenses during fiscal 2004 remained at the fiscal 2003 level.

      The costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses have been funded with the public and private sales of CEL-SCI's securities and borrowings from third parties, including affiliates of CEL-SCI.

GOVERNMENT REGULATION

New drug development and approval process

    Regulation by governmental authorities in the United States and other countries is a significant factor in the manufacture and marketing of biological and other drug products and in ongoing research and product development activities. CEL-SCI's products will require regulatory approval by governmental agencies prior to commercialization. In particular, these products are subject to rigorous preclinical and clinical testing and other premarket approval requirements by the FDA and regulatory authorities in other countries. In the United States, various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of pharmaceutical and biological drug products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. CEL-SCI believes that it is currently in compliance with applicable statutes and regulations that are relevant to its operations. CEL-SCI has no control, however, over compliance by its manufacturing and other partners.

     The FDA's statutes, regulations, or policies may change and additional statutes or government regulations may be enacted which could prevent or delay regulatory approvals of biological or other drug products. CEL-SCI cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad.

    Regulatory approval, when and if obtained, may be limited in scope. In particular, regulatory approvals will restrict the marketing of a product to specific uses. Further, approved biological and other drugs, as well as their manufacturers, are subject to ongoing review. Discovery of previously unknown problems with these products may result in restrictions on their manufacture, sale or use or in their withdrawal from the market. Failure to comply with regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other actions affecting CEL-SCI. Any failure by CEL-SCI or its manufacturing and other partners to obtain and maintain, or any delay in obtaining, regulatory approvals could materially adversely affect CEL-SCI's business.

    The process for new drug approval has many steps, including:

Preclinical testing

    Once a biological or other drug candidate is identified for development, the drug candidate enters the preclinical testing stage. During preclinical studies, laboratory and animal studies are conducted to show biological activity of the drug candidate in animals, both healthy and with the targeted disease. Also, preclinical tests evaluate the safety of drug candidates. These tests typically take approximately two years to complete. Preclinical tests must be conducted in compliance with good laboratory practice regulations. In some cases, long term preclinical studies are conducted while clinical studies are ongoing.

Investigational new drug application

     When the preclinical testing is considered adequate by the sponsor to demonstrate the safety and the scientific rationale for initial human studies, an investigational new drug application (IND) is filed with the FDA to seek authorization to begin human testing of the biological or other drug candidate. The IND becomes effective if not rejected by the FDA within 30 days after filing. The IND must provide data on previous experiments, how, where and by whom the new studies will be conducted, the chemical structure of the compound, the method by which it is believed to work in the human body, any toxic effects of the compound found in the animal studies and how the compound is manufactured. All clinical trials must be conducted under the supervision of a qualified investigator in accordance with good clinical practice regulations. These regulations include the requirement that all subjects provide informed consent. In addition, an institutional review board (IRB), comprised primarily of physicians and other qualified experts at the hospital or clinic where the proposed studies will be conducted, must review and approve each human study. The IRB also continues to monitor the study and must be kept aware of the study's progress, particularly as to adverse events and changes in the research. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if adverse events occur. In addition, the FDA may, at any time during the 30-day period after filing an IND or at any future time, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization, and then only under terms authorized by the FDA . In some instances, the IND process can result in substantial delay and expense.

    Some limited human clinical testing may also be done under a physician's IND that allows a single individual to receive the drug, particularly where the individual has not responded to other available therapies. A physician's IND does not replace the more formal IND process, but can provide a preliminary indication as to whether further clinical trials are warranted, and can, on occasion, facilitate the more formal IND process.

    Clinical trials are typically conducted in three sequential phases, but the phases may overlap.

Phase I clinical trials

    Phase I human clinical trials usually involve between 20 and 80 healthy volunteers or patients and typically take one to two years to complete. The tests study a biological or other drug's safety profile, and may seek to establish the safe dosage range. The Phase I clinical trials also determine how a drug candidate is absorbed, distributed, metabolized and excreted by the body, and the duration of its action.

Phase II clinical trials

    In Phase II clinical trials, controlled studies are conducted on an expanded population of patients with the targeted disease. The primary purpose of these tests is to evaluate the effectiveness of the drug candidate on the volunteer patients as well as to determine if there are any side effects or other risks associated with the drug. These studies generally take several years and may be conducted concurrently with Phase I clinical trials. In addition, Phase I/II clinical trials may be conducted to evaluate not only the efficacy of the drug candidate on the patient population, but also its safety.

Phase III clinical trials

    This phase typically lasts two to three years and involves an even larger patient population, often with several hundred or even several thousand patients depending on the use for which the drug is being studied. Phase III trials are intended to establish the overall risk-benefit ratio of the drug and provide, if appropriate, an adequate basis for product labeling. During the Phase III clinical trials, physicians monitor the patients to determine efficacy and to observe and report any reactions or other safety risks that may result from use of the drug candidate.

Chemical and formulation development

     Concurrent with clinical trials and preclinical studies, companies also must develop information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with current good manufacturing practice requirements (cGMPs). The manufacturing process must be capable of consistently producing quality batches of the product and the manufacturer must develop methods for testing the quality, purity, and potency of the final drugs. Additionally, appropriate packaging must be selected and tested and chemistry stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf-life.

New drug application or biological license application

    After the completion of the clinical trial phases of development, if the sponsor concludes that there is substantial evidence that the biological or other drug candidate is effective and that the drug is safe for its intended use, a new drug application (NDA) or biologics license application (BLA) may be submitted to the FDA. The application must contain all of the information on the biological or other drug candidate gathered to that date, including data from the clinical trials. Under the Pediatric Research Equity Act of 2003, a company is also required to include an assessment, generally based on clinical study data, on the safety and efficacy of the drug candidate for all relevant pediatric populations before submitting an application. The statute provides for waivers or deferrals in certain situations but no assurance can be made that such situations will apply to a particular product.

    The FDA reviews all NDAs and BLAs submitted before it accepts them for filing. It may request additional information rather than accepting an application for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the application. The FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation. The FDA is not bound by the recommendation of an advisory committee. If FDA evaluations of the NDA or BLA and the manufacturing facilities are favorable, the FDA may issue an approval letter authorizing commercial marketing of the drug or biological candidate for specified indications. The FDA could also issue an approvable letter, which usually contains a number of conditions that must be met in order to secure final approval of the NDA or BLA. When and if those conditions have been met to the FDA's satisfaction, the FDA will issue an approval letter. On the other hand, if the FDA's evaluation of the NDA or BLA or manufacturing facilities is not favorable, the FDA may refuse to approve the application or issue a non-approvable letter.

    Among the conditions for NDA or BLA approval is the requirement that each prospective manufacturer's quality control and manufacturing procedures conform to current good manufacturing practice standards and requirements (cGMPs). Manufacturing establishments are subject to periodic inspections by the FDA and by other federal, state or local agencies.

COMPETITION AND MARKETING

     Many companies, nonprofit organizations and governmental institutions are conducting research on cytokines. Competition in the development of therapeutic agents incorporating cytokines is intense. Large, well-established pharmaceutical companies are engaged in cytokine research and development and have considerably greater resources than CEL-SCI has to develop products. The establishment by these large companies of in-house research groups and of joint research ventures with other entities is already occurring in these areas and will probably become even more prevalent. In addition, licensing and other collaborative arrangements between governmental and other nonprofit institutions and commercial enterprises, as well as the seeking of patent protection of inventions by nonprofit institutions and researchers, could result in strong competition for CEL-SCI. Any new developments made by such organizations may render CEL-SCI's licensed technology and know-how obsolete.

      Several biotechnology companies are producing IL-2-like compounds. CEL-SCI believes, however, that it is the only producer of a patented IL-2 product using a patented cell-culture technology with normal human cells. CEL-SCI foresees that its principle competition will come from producers of genetically-engineered IL-2-like products. However, it is CEL-SCI's belief, based upon growing scientific evidence, that its natural IL-2 products have advantages over the genetically engineered, IL-2-like products. Evidence indicates that genetically engineered, IL-2-like products, which lack sugar molecules and typically are not water soluble, may be recognized by the immunological system as a foreign agent, leading to a measurable antibody build-up and thereby possibly voiding their therapeutic value. Furthermore, CEL-SCI's research has established that to have optimum therapeutic value IL-2 should be administered not as a single substance but rather as an IL-2-rich mixture of certain cytokines and other proteins, i.e. as a "cocktail". If these differences prove to be of importance, and if the therapeutic value of its Multikine product is conclusively established, CEL-SCI believes it will be able to establish a strong competitive position in a future market.

      CEL-SCI has not established a definitive plan for marketing nor has it established a price structure for CEL-SCI's saleable products. However, CEL-SCI intends, if CEL-SCI is in a position to begin commercialization of its products, to enter into written marketing agreements with various major pharmaceutical firms with established sales forces. The sales forces in turn would probably target CEL-SCI's products to cancer centers, physicians and clinics involved in immunotherapy.

      CEL-SCI may encounter problems, delays and additional expenses in developing marketing plans with outside firms. In addition, CEL-SCI may experience other limitations involving the proposed sale of its products, such as uncertainty of third-party reimbursement. There is no assurance that CEL-SCI can successfully market any products which they may develop or market them at competitive prices.

     Some of the clinical trials funded to date by CEL-SCI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from certain states and foreign countries. Conducting clinical studies in foreign countries is normal industry practice since these studies can often be completed in less time and are less expensive than studies conducted in the U.S. Conducting clinical studies in foreign countries is also beneficial since CEL-SCI will need the approval from a foreign country prior to the time CEL-SCI can market any of its drugs in the foreign country. However, since the results of these clinical trials may not be accepted by the FDA, competitors conducting clinical trials approved by the FDA may have an advantage in that the products of such competitors are further advanced in the regulatory process than those of

CEL-SCI.  CEL-SCI is conducting  its trials in compliance  with  internationally
recognized  standards.   By  following  these  standards,   CEL-SCI  anticipates
obtaining acceptance from world regulatory bodies, including the FDA.

EMPLOYEES

      As of November 15, 2004 CEL-SCI had nineteen (19) employees. Six (6) employees are involved in administration, eleven (11) employees are involved in manufacturing research and two (2) employees are involved in general research and development with respect to CEL-SCI's products.

PROPERTIES

      CEL-SCI leases office space at 8229 Boone Blvd., Suite 802, Vienna, Virginia at a monthly rental of approximately $7,050. The lease on the office space expires in June 2005. CEL-SCI believes this arrangement is adequate for the conduct of its present business.

      CEL-SCI has a 17,900 square foot laboratory located at 4820 A-E Seton Drive, Baltimore, Maryland. The laboratory is leased by CEL-SCI at a cost of approximately $10,556 per month. The laboratory lease expires in 2009, with an extension available until 2014.

                                   MANAGEMENT

Officers and Directors

Name                      Age   Position
--------                 ----   -------------

Maximilian de Clara       75    Director and President
Geert R. Kersten, Esq.    45    Director, Chief Executive Officer and Treasurer
Patricia B. Prichep       52    Senior Vice President of Operations and
                                   Secretary
Dr. Eyal Talor            48    Senior Vice President of Research and Manufac-
                                   turing
Dr. Daniel H. Zimmerman   63    Senior Vice President of Research, Cellular
                                   Immunology
John Cipriano             62    Senior Vice President of Regulatory Affairs
Alexander G. Esterhazy    59    Director
Dr. C. Richard Kinsolving 69    Director
Dr. Peter R. Young        59    Director

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara. Mr. de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

      Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for CEL-SCI between February 1987 and October 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of the Company. Mr.
Kersten  also  became   CEL-SCI's   Treasurer  in  1989.  In  May  1992,   Mr.
Kersten was appointed Chief Operating Officer and in February 1995, Mr. Kersten became CEL-SCI's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of CEL-SCI. Mr. Kersten attended George Washington University in Washington, D.C. where he
earned   a   B.A.   in   Accounting   and   an   M.B.A.   with   emphasis   on
International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

      Patricia B.  Prichep has been the  Company's  Senior Vice  President  of
Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was the Company's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

      Eyal Talor, Ph.D. has been CEL-SCI's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the Johns Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

     Daniel H. Zimmerman, Ph.D. has been CEL-SCI's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior

Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs since March 2004. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

      CEL-SCI has an audit committee and compensation committee. The members of the audit committee are Alexander G. Esterhazy, C. Richard Kinsolving and Dr. Peter Young. Dr. Peter Young serves as the audit committee's financial expert. In this capacity, Dr. Young is independent, as that term is defined in the listing standards of the American Stock Exchange. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

      If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 1904 Canterbury Drive, Westover Hills, TX 76107.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2004.

                                                 All
                                                Other                         Other
                                                Annual   Restric-              Com-
                                                Compen-  ted Stock  Options   pensa-
Name and Princi-     Fiscal    Salary   Bonus   sation    Awards    Granted    tion
 pal Position         Year      (1)      (2)      (3)      (4)        (5)      (6)
---------------      ------   -------- ------   -------  ---------  -------   -------

Maximilian de Clara,  2004   $363,000     --    $60,165        --     50,000        --
President             2003   $363,000     --    $65,121        --    574,999   $72,600
                      2002   $363,000     --    $46,079   $89,334     75,000        --

Geert R. Kersten,     2004   $366,673           $18,690   $11,296     50,000        --
Chief Executive       2003   $354,087     --    $12,558$    9,244  1,890,000   $71,068
Officer and           2002   $346,324     --    $15,044   $10,929    105,000        --
Treasurer

Patricia B. Prichep   2004   $148,942           $ 3,000$    7,110     50,000        --
Senior Vice President 2003   $147,904     --    $ 3,000$    4,902    580,000        --
of Operations and     2002   $140,464     --    $ 3,000   $ 5,597     90,500        --
Secretary

Eyal Talor, Ph.D.     2004   $192,373           $  3,000  $ 4,797     50,000        --
Senior Vice President 2003   $191,574     --    $  3,000  $ 4,950    374,166        --
of Research and       2002   $187,075     --    $  3,000  $ 5,702     85,000        --
Manufacturing

Daniel Zimmerman,
  Ph.D,               2004   $147,613           $  3,000  $ 7,176     50,000        --
Senior Vice President 2003   $147,000     --    $  3,000  $ 5,005    392,000        --
of Cellular Immuno-
 logy                 2002   $143,583     --    $  3,000  $ 5,763     91,000        --


(1) The dollar value of base salary (cash and non-cash) received. During the year ended September 30, 2004, $134,398 of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares              Number of              Price
        Were Issued            Shares Issued         Per Share
        -----------            -------------         ---------
          10/07/03               133,390                $1.00
          09/15/04                19,511                $0.62

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the Price Per Share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2)  The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000 each. During the year ended September 30, 2004, $6,250 of the total Other Annual compensation paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara the shares were issued in consideration for past services to the Company. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan.

      As of September 30, 2004, the number of shares of CEL-SCI's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of CEL-SCI's common stock were:

      Name                          Shares            Value

      Maximilian de Clara        1,180,351        $  672,800
      Geert R. Kersten           2,537,408        $1,446,323
      Patricia B. Prichep          502,164        $  286,233
      Eyal Talor, Ph.D.            408,124        $  232,631
      Daniel Zimmerman, Ph.D.      428,935        $  244,493

      Dividends may be paid on shares of restricted stock owned by CEL-SCI's officers and directors, although CEL-SCI has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the table. Includes certain options issued in connection with CEL-SCI's Salary Reduction Plans as well as certain options purchased from CEL-SCI. See "Options Granted During Fiscal Year Ended September 30, 2004" below.

(6) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI. Amounts in the table for fiscal 2001 represent life insurance premiums. Amounts in the table for fiscal 2003 represent the value of CEL-SCI's common stock issued at below market prices and discussed in (1) above.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      During 1993 CEL-SCI implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 CEL-SCI's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of CEL-SCI's common stock as opposed to cash. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 2004 expenses for this plan were $56,158. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

      Standard Arrangements. CEL-SCI currently pays its directors $2,000 each per quarter, plus expenses. CEL-SCI has no standard arrangement pursuant to which directors of CEL-SCI are compensated for any services provided as a director or for committee participation or special assignments.

      Other Arrangements. CEL-SCI has from time to time granted options to its outside directors. See Stock Options below for additional information concerning options granted to CEL-SCI's directors.

Employment Contracts.

      In March 2002 the Company entered into a three-year employment agreement with Mr. de Clara which expires March 31, 2005. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

      Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

      CEL-SCI has a compensation committee comprised of all of CEL-SCI's directors, with the exception of Mr. Kersten. During the year ended September 30, 2004, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation.

      During the year ended September 30, 2004, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options

      The following tables set forth information concerning the options granted during the fiscal year ended September 30, 2004, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

          Options Granted During Fiscal Year Ended September 30, 2004

                                                                       Potential Realizable
                                  % of Total                              Value at Assumed
                                   Options                              Annual Rates of Stock
                                  Granted to      Exercise               Price Appreciation
                      Options    Employees in    Price Per   Expiration   for Option Term (1)
 Name                Granted (#)  Fiscal Year      Share        Date       5%          10%
------               ----------   -----------    --------  -----------   -----        -----

Maximilian de Clara      50,000       6.49%        $0.61     9/02/14    $15,258     $30,516

Geert R. Kersten         50,000       6.49%        $0.61     9/02/14    $15,258     $30,516

Patricia B. Prichep      50,000       6.49%        $0.61     9/02/14    $15,258     $30,516

Eyal Talor, Ph.D.        50,000       6.49%        $0.61     9/02/14    $15,258     $30,516

Daniel Zimmerman, Ph.D.  50,000       6.49%        $0.61     9/02/14    $15,258     $30,516

John Cipriano           100,000      12.99%        $1.13     3/12/14    $56,530    $113,061
                         20,000       2.60%        $0.61     9/02/14     $6,103     $12,206
                        -------
                        120,000


(1) The potential realizable value of the options shown in the table assuming the market price of CEL-SCI's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                   Option Exercises and Year-End Option Values
                                                                  Value (in $)
                                                                 of Unexercised
                                               Number of         In-the-Money
                                              Unexercised      Options at Fiscal
                      Shares                   Options (3          Year-End (4)
                   Acquired On    Value        Exercisable/       Exercisable/
Name               Exercise(1)  Realized(2)   Unexercisable      Unexercisable

Maximilian de Clara      --         --     741,666/  458,332  $ 68,583/$134,916
Geert R. Kersten         --         -    2,485,000/1,345,000  $222,600/$442,050
Patricia Prichep         --         --     743,168/  466,832  $ 75,877/$139,438

Eyal Talor               --         --     470,556/  327,776  $ 51,653/$ 91,305
Daniel Zimmerman         --         --     492,335/  341,665  $ 54,554/$ 95,876
John Cipriano            --         --          --/  120,000        --/      --


(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2004.

(2) With respect to options exercised during CEL-SCI's fiscal year ended September 30, 2004, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2004, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2004, the market value of the stock underlying those options as of September 30, 2004.

Stock Option and Bonus Plans

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. All Stock Option and Bonus Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans collectively authorize the issuance of up to 5,100,000 shares of CEL-SCI's Common Stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) The expiration of three months after the date on which an option holder's employment by CEL-SCI is terminated (except if such termination is due to death or permanent and total disability);

      (b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans collectively authorize the issuance of up to 8,760,000 shares of CEL-SCI's Common Stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of CEL-SCI's Common Stock on the date the option is granted.

      Stock Bonus Plan. Up to 2,940,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, CEL-SCI's employees, directors, officers, consultants and advisors are eligible to receive a grant of CEL-SCI's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of the Company. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

     In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the

Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following sets forth certain information, as of January 10, 2005, concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                         Total Shares
                                Shares   Reserved for    Shares      Remaining
                               Reserved  Outstanding   Issued as  Options/Shares
Name of Plan                 Under Plans    Options   Stock Bonus  Under Plans
------------                 -----------  ----------- -----------  ------------

Incentive Stock Option Plans  5,100,000   3,833,100          N/A     1,165,315
Non-Qualified Stock Option
   Plans                      8,760,000   6,078,197          N/A     1,262,505
Stock Bonus Plans             2,940,000         N/A    1,330,060     1,609,940

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 592,944 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans as of January 10, 2005, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

                                                           Number of Securities
                              Number                       Remaining Available
                          of Securities                    For Future Issuance
                         to be Issued    Weighted-Average     Under Equity
                         Upon Exercise   Exercise Price     Compensation Plans,
                         of Outstanding   of Outstanding   Excluding Securities
Plan category                Options        Options      Reflected in Column (a)
-------------------------------------------------------------------------------
                               (a)
Incentive Stock Option
  Plans                    3,833,100           $0.68            1,165,315
Non-Qualified Stock
  Option Plans             6,078,197           $0.67            1,262,505

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of January 10, 2005, information with respect to the only persons owning beneficially 5% or more of the outstanding Common Stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.

Name and Address                  Number of Shares (1)     Percent of Class (3)
----------------                  --------------------     --------------------

Maximilian de Clara                   1,592,493                   2.2%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      4,700,824 (2)               6.3%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   1,165,737                   1.6%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                       865,346                   1.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.              879,702                   1.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                            44,804                      *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Name and Address                   Number of Shares (1)    Percent of Class (3)
----------------                   -------------------     --------------------

Alexander G. Esterhazy                   80,000                    0.1
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving                   242,424                    0.3
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                    21,268                      *
1904 Canterbury Drive
Westover Hills, TX 76107

All Officers and Directors            9,592,598                  12.5%
as a Group (9 persons)

*    Less than 1%

(1) Includes shares issuable prior to March 31, 2005 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
      Name                                     Prior to March 31, 2005
      ---------------                      -------------------------------

      Maximilian de Clara                             731,666
      Geert R. Kersten                              2,158,000
      Patricia B. Prichep                             659,668
      Eyal Talor, Ph.D.                               455,222
      Daniel H. Zimmerman, Ph.D.                      447,001
      John Cipriano                                    33,334
      Alexander G. Esterhazy                           80,000
      C. Richard Kinsolving, Ph.D.                    173,334
      Peter R. Young, Ph.D.                             6,667

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

                               SELLING SHAREHOLDER

      This prospectus relates to shares of CEL-SCI's common stock issuable upon the exercise of CEL-SCI's Series H warrants.

      The owner of the Series H warrants is referred to in this prospectus as the "selling shareholder". CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholder.

      The name of and the shares to be sold by the selling shareholder are:

                              Shares Which
                                 May be
                              Acquired Upon      Shares to       Owner-
                               Exercise of        be Sold        ship
                                 Series H         in this        After
      Name                       Warrants         Offering      Offering
----------------              --------------      ---------    ----------

SDS Merchant Fund, L.P.          550,000           550,000         (3)

      For purposes of the foregoing table it is assumed that all shares which may be acquired by the selling shareholder upon the exercise of the Series H Warrants are sold to the public by means of this prospectus.

      As of January 10, 2005 SDS Merchant Fund did not own of record any shares of CEL-SCI's common stock. However, SDS Merchant Fund is the beneficial owner of 550,000 shares issuable upon the exercise of CEL-SCI's Series H warrants.

      The Series H warrants allow SDS Merchant Fund to purchase up to 550,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010. The warrant exercise price and the number of shares issuable upon the exercise of the warrants are subject to adjustment under those conditions explained in the section of the prospectus entitled "Comparative Share Data". CEL-SCI's agreement with the selling shareholder requires CEL-SCI to register more shares that CEL-SCI would be required to issue if all warrants were exercised so that additional shares will be available for sale if the price of CEL-SCI's common stock declines or if there is any adjustment to the number of shares issuable upon the exercise of the warrants.

Plan of Distribution

      The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

o     ordinary   brokerage   transactions   and   transactions  in  which  the
      broker-dealer solicits purchasers;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o     purchases  by  a   broker-dealer   as   principal   and  resale  by  the
      broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;
o     privately negotiated transactions;
o     short sales;
o broker-dealers may agree with the selling shareholder to sell a specified number of its shares at a stipulated price per share;
o     a combination of any such methods of sale; and
o     any other method permitted pursuant to applicable law.

      The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholder may engage in short sales against the box, puts and calls and other transactions in securities of CEL-SCI or derivatives of CEL-SCI securities and may sell or deliver shares in connection with these trades. The selling shareholder may pledge its shares to brokers under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholder and any broker-dealers or agents that are involved in selling the shares are "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      CEL-SCI is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholder. CEL-SCI has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      CEL-SCI has advised the selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised the selling shareholder that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

                            DESCRIPTION OF SECURITIES

Common Stock

      CEL-SCI is authorized to issue 200,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock . All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

Warrants Held by Private Investors

    See "Comparative Share Data" for information concerning the terms of warrants held by private investors.

Transfer Agent

         Computershare Trust Company, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

     The financial statements included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

                               CEL-SCI CORPORATION

                     Consolidated Financial Statements for the Years
                     Ended September 30, 2004, 2003, and 2002, and
                     Report of Independent Registered Public Accounting Firm

CEL-SCI CORPORATION

TABLE OF CONTENTS


                                                                        Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                 F-3

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
  SEPTEMBER 30, 2004, 2003, AND 2002:

  Consolidated Balance Sheets                                           F-4

  Consolidated Statements of Operations                                 F-5

  Consolidated Statements of Comprehensive Loss                         F-6

  Consolidated Statements of Stockholders' Equity                    F-7 - F-9

  Consolidated Statements of Cash Flows                             F-10 - F-13

  Notes to Consolidated Financial Statements                        F-14 - F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of CEL-SCI Corporation
Vienna, Virginia

We have audited the accompanying consolidated balance sheets of CEL-SCI Corporation and subsidiary (the "Company") as of September 30, 2004 and 2003, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP

McLean, Virginia
January 6, 2005

CEL-SCI CORPORATION
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004 AND 2003
------------------------------------------------------------------------------
ASSETS                                               2004             2003

CURRENT ASSETS:
  Cash and cash equivalents                      $ 4,263,631     $ 1,753,307
  Interest and other receivables                      21,256          47,051
  Prepaid expenses                                   508,597         357,531
  Deposits                                            14,828          14,828
  Deferred financing costs                                 -          16,243
                                                 -----------      ----------
           Total current assets                    4,808,312       2,188,960

RESEARCH AND OFFICE EQUIPMENT--Less accumulated
  depreciation of $1,651,759 and $2,002,232          233,612         278,706

PATENT COSTS--Less accumulated amortization
    of $745,321 and $704,522                         471,886         447,540
                                                 -----------      ----------
                                                 $ 5,513,810      $2,915,206
                                                 ===========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                               $   143,300      $  481,985
  Accrued expenses                                    64,361          99,172
  Due to officer/shareholder and employees             5,320         227,115
  Deposits held                                        3,000           3,000
  Deferred rent                                            -           5,540
  Note payable - Cambrex, net of discount                  -         656,076
  Note payable - Covance                                   -         184,330
                                                 -----------      ----------
           Total current liabilities                 215,981       1,657,218

CONVERTIBLE DEBT, NET                                      -          32,882
                                                 -----------      ----------
           Total liabilities                         215,981       1,690,100
                                                 -----------      ----------

STOCKHOLDERS' EQUITY:
 Common stock, $.01 par value--authorized,
   100,000,000 shares; issued and outstanding,
   72,147,367 and 61,166,345 shares at September
   30, 2004 and 2003, respectively                   721,474        611,663
  Unearned compensation                              (14,237)             -
  Additional paid-in capital                      95,343,962     87,167,091
  Accumulated deficit                            (90,753,370)   (86,553,648)
                                                 -----------      ---------
           Total stockholders' equity              5,297,829      1,225,106
                                                 -----------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 5,513,810    $ 2,915,206
                                                 ===========    ===========


See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002
------------------------------------------------------------------------------
                                        2004         2003           2002

GRANT REVENUE AND OTHER             $  325,479      $ 318,304       $ 384,939

OPERATING EXPENSES:
  Research and development           1,941,630      1,915,501      4,699,909
  Depreciation and amortization        198,269        199,117        226,514
  General and administrative         2,310,279      2,287,019      1,754,332
                                     ---------    -----------      ---------
       Total operating expenses      4,450,178      4,401,637      6,680,755
                                     ---------    -----------      ---------
NET OPERATING LOSS                  (4,124,699)    (4,083,333)    (6,295,816)

INTEREST INCOME                         51,817         52,502        85,322
INTEREST EXPENSE                      (126,840)    (2,340,667)   (2,131,750)
                                     ---------     ----------    ----------

NET LOSS
                                    (4,199,722)    (6,371,498)   (8,342,244)
ACCRUED DIVIDENDS ON
  PREFERRED STOCK                            -        (32,101)     (202,987)

ACCRETION OF BENEFICIAL CONVERSION
  FEATURE ON PREFERRED STOCK                 -        (76,720)   (1,444,757)
                                     ---------     ----------    ----------

NET LOSS ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                     $(4,199,722)   $(6,480,319)  $(9,989,988)
                                   ===========    ===========   ===========

NET LOSS PER COMMON SHARE (BASIC)  $     (0.06)   $     (0.13)  $     (0.35)
                                   ===========    ===========   ===========

NET LOSS PER COMMON SHARE (DILUTED)$     (0.06)   $     (0.13)  $     (0.35)
                                   ===========    ===========   ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                       67,273,133     50,961,457    28,746,341
                                   ===========    ===========   ===========


See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
YEARS ENDED SEPTEMBER 30, 2004, 2003,
AND 2002
--------------------------------------------------------------------------------
                                           2004         2003          2002


NET LOSS                              $(4,199,722)   $(6,371,498)  $(8,342,244)

OTHER COMPREHENSIVE LOSS--Unrealized
gain on investments                             -              -           210
                                      -----------     ----------   -----------

COMPREHENSIVE LOSS                    $(4,199,722)   $(6,371,498)  $(8,342,034)
                                       ===========   ===========   ===========


See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Accumulated
                                   Preferred                            Additional                 Other
                                Series E Stock        Common Stock       Paid-In     Unearned   Comprehensive Accumulated
                               Shares     Amount    Shares     Amount    Capital   Compensation    Income      Deficit       Total
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, OCTOBER 1, 2001        5,863     $  59   21,952,082  $219,521 $75,641,365   $(19,636)    $(210)   $(71,839,906) $4,001,193
 Exercise of warrants                                104,500     1,045      21,668                                           22,713
 Stock issued to employees
  for service                                      1,885,600    18,856     502,038                                          520,894
 Repriced options                                                         (613,108)    19,636                              (593,472)
 Stock options issued to non-
  employees for service                                                     (2,262)                                          (2,262)
 Stock issued to nonemployees
  for service                                         45,596       456      45,140                                           45,596
Conversion of Preferred Series
  E to common stock            (4,671)     ( 47)   4,282,150    42,822     (42,775)                                               -
Dividends on Preferred Series
  E paid in common stock                             122,760     1,227     131,875                                          133,102
  Dividends accrued on Preferred
Series E stock                                                            (202,987)                                        (202,987)
Issuance of Series F convertible
  debt with warrants and
  beneficial conversion feature                                          1,600,000                                        1,600,000
Conversion of Series F convertible
  debt                                             5,611,344    56,113   1,403,885                                        1,459,998
Interest on Series F convertible
  debt paid in common stock                            1,269        13         752                                              765
Issuance of Series G convertible
  debt with warrants and beneficial
  conversion feature                                                       690,709                                          690,709
Conversion of Series G convertible debt              277,778     2,777      47,225                                           50,002
Issuance--common stock                               150,000     1,500     148,500                                          150,000
401(k) contributions                                 193,818     1,938      69,885                                           71,823
Stock bonus to officer                                75,071       751      88,583                                           89,334
Issuance of common stock for
  equity line                                      2,553,174    25,532   1,341,265                                        1,366,797
Change in unrealized gain (loss)
  of investment securities available
  for sale                                                                                             210                     210
  Net loss                                                                                                   (8,342,244) (8,342,244)
                              --------   ------    ---------    ------   ----------     -------       -----  ----------  ----------
BALANCE, SEPTEMBER 30, 2002      1,192   $   12   37,255,142  $372,551  $80,871,758     $     -       $   - $(80,182,150) $1,062,171


                                                                   (Continued)
See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Accumulated
                                   Preferred                            Additional                 Other
                                Series E Stock        Common Stock       Paid-In     Unearned   Comprehensive Accumulated
                               Shares     Amount    Shares     Amount    Capital   Compensation    Income      Deficit       Total
-----------------------------------------------------------------------------------------------------------------------------------
Exercise of warrants                               1,435,500   $14,355   $ 255,027                                        $ 269,382
Stock issued to employees for
  service                                          4,409,932    44,099     920,117                                          964,216
Stock options issued to non-
  employees for service                                                      6,727                                            6,727
Stock issued to nonemployees
  for service                                        559,089     5,591     123,100                                          128,691
Conversion of Preferred Series
  E to common stock           (1,192)       (12)   1,018,439    10,184     (10,172)                                               -
Dividends on Preferred Series E
  paid in common stock                                97,389       974      98,650                                           99,624
Dividends accrued on Preferred
  Series E stock                                                           (21,189)                                         (21,189)
Conversion of Series F
  convertible debt                                   979,670     9,797     130,203                                          140,000
Interest on Series F
  convertible debt paid in common
  stock                                               22,608       226       4,040                                            4,266
Conversion of Series G
  convertible debt                                 8,076,420    80,764   1,169,236                                        1,250,000
Interest on Series G convertible
 debt paid in common stock                           109,428     1,094      20,378                                           21,472
Issuance of Series H convertible
  debt with warrants and
  beneficial conversion feature                                          1,054,647                                        1,054,647
Conversion of Series H convertible debt            3,003,929    30,039   1,219,961                                        1,250,000
Interest on Series H convertible
  debt paid in common stock                           80,010       800      25,430          --         --           --       26,230
Issuance of Cambrex note payable
  with beneficial conversion
  feature                                                                  106,716                                          106,716
Costs for equity related
  transactions                                                             (40,600)                                         (40,600)
Sale of common stock to Eastern
  Biotech                                          1,100,000    11,000     489,000                                          500,000
Exercise of options                                    6,667        67       2,133                                            2,200
401(k) contributions                                 134,336     1,344      45,707                                           47,051
Issuance of common stock for
  equity line                                      2,877,786    28,778     696,222                                          725,000
Net loss                                                                                                      (6,371,498)(6,371,498)
                              ------   -----      ----------   -------  ----------      -----        ----     ----------  ---------
BALANCE, SEPTEMBER 30, 2003        -   $   -      61,166,345  $611,663 $87,167,091      $   -        $  -   $(86,553,648)$1,225,106


                                                                  (Continued)
See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Accumulated
                                   Preferred                            Additional                 Other
                                Series E Stock        Common Stock       Paid-In     Unearned   Comprehensive Accumulated
                               Shares     Amount    Shares     Amount    Capital   Compensation    Income      Deficit       Total
-----------------------------------------------------------------------------------------------------------------------------------
Exercise of warrants                               614,520    $ 6,145    $285,077   $       -                              $291,222
Stock issued to employees for
  service                                          180,959      1,810     169,630     (14,237)                              157,203
Stock issued to nonemployees
  for service                                        7,414         74       7,859                                             7,933
Conversion of Series H
  convertible debt                                 179,436      1,794      98,206                                           100,000
Interest on Series H convertible
  debt paid in common stock                          3,210         32       1,757                                             1,789
Exercise of options                                213,503      2,135     103,731                                           105,866
Modification of employee options                                            7,597                                             7,597
401(k) contributions                                72,495        725      51,751                                            52,476
Issuance of common stock for
  equity line                                      307,082      3,071     336,929                                           340,000
Sale of common stock                             9,402,403     94,025   7,705,945                                         7,799,970
Costs for equity related
  transactions                                                           (591,611)                                         (591,611)
  Net loss                          -        -           -          -           -           -            -  (4,199,722)  (4,199,722)
                                -----     ----  ----------    -------   ---------     -------       ------  ----------   ----------
BALANCE, SEPTEMBER 30, 2004         -    $   -  72,147,367   $721,474 $95,343,962    $(14,237)      $    - $(90,753,370) $5,297,829
                                =====     ====  ==========    =======  ==========     =======       ======  ===========  ==========






See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002
------------------------------------------------------------------------------
                                               2004         2003          2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                   (4,199,722)  (6,371,498)  (8,342,244)
Adjustments to reconcile net loss to net
  cash used for operating activities:
  Depreciation and amortization               198,269      199,117      226,514
  Issuance of stock options for services            -        6,727       (2,262)
  Repriced options                                  -            -     (593,472)
  Common stock bonus granted to officer             -            -       89,334
  Issuance of common stock for services       165,136    1,092,907      566,490
  Common stock contributed to 401(k) plan      52,476       47,051       71,823
  Net realized (gain) loss on sale of
   securities                                       -            -       (2,758)
    Impairment loss on abandonment of
      patents                                  43,351        9,828       39,960
    Gain on retired equipment                       -       (5,913)           -
    Gain on sale of equipment                       -      (26,463)           -
    R&D expenses paid with note payable             -            -      872,517
    Amortization of deferred financing costs   16,243      385,170      276,785
    Amortization of discount on note payable   30,916      113,300      262,500
    Amortization of discount on
      convertible debt                         67,118    1,738,241    1,539,994
  Changes in assets and liabilities:
     Decrease (increase)  in interest and
       other receivables                       25,795      (15,574)       8,899
      (Increase) decrease in prepaid
         expenses                            (151,066)      87,752      413,935
      (Decrease) increase in accounts
        payable and accrued expenses         (418,974)      15,216      321,297
      (Decrease) increase in due to
        officer/shareholder and employees    (221,795)     197,523       29,131
      Increase in deposits held                     -        3,000            -
      Decrease in deferred rent                (5,540)     (15,192)     (10,486)
                                              -------     --------     --------
      Net cash used for operating
       activities                          (4,397,793)  (2,538,808)  (4,232,043)
                                           ----------   ----------   ----------

CASH FLOWS  (USED FOR)  PROVIDED BY
  INVESTING ACTIVITIES:
  Sales and maturities of investments               -            -      596,352
  Proceeds from disposal of equipment               -        7,812            -
  Purchases of equipment                      (52,175)      (6,905)     (15,313)
  Expenditures for patent costs              (121,430)     (93,509)     (39,439)
                                            ---------    ---------     --------

     Net cash (used for) provided by
       investing activities                  (173,605)     (92,602)     541,600
                                             ---------     -------     --------


                                                             (Continued)
See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND
2002
---------------------------------------------------------------------------
                                                2004         2003         2002
CASH FLOWS PROVIDED BY
  FINANCING  ACTIVITIES:
  Proceeds from issuance of common stock     7,799,970     500,000      150,000
  Proceeds from exercise of warrants           291,222     269,382       22,713
  Draw-downs on equity line (net)              340,000     725,000    1,366,797
  Exercise and modification of stock
     options                                   113,463       2,200            -
  Proceeds from short-term loan                      -      25,000            -
  Payment on short-term loan                         -     (25,000)           -
  Payments on notes payable                   (871,322)   (276,122)           -
  Proceeds from convertible debt                     -   1,350,000    2,900,000
  Costs for convertible debt transactions            -    (224,419)    (453,781)
  Costs for equity related transactions       (591,611)    (40,600)           -
                                             ---------    --------     --------
    Net  cash provided by
        financing activities                 7,081,722   2,305,441    3,985,729
                                             ---------   ---------    ---------
NET  INCREASE (DECREASE)  IN CASH            2,510,324    (325,969)     295,286
                                             ---------   ---------    ---------
CASH, BEGINNING OF YEAR                      1,753,307   2,079,276    1,783,990
                                             ---------   ---------    ---------
CASH, END OF YEAR                           $4,263,631  $1,753,307   $2,079,276
                                            ==========  ==========   ==========

See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002
------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION ON NONCASH TRANSACTIONS         2004          2003           2002

CONVERSION OF PREFERRED STOCK INTO COMMON STOCK:
  Decrease in preferred stock                       $      -      $      (12)     $     (47)
  Increase in common stock                                 -          10,184         42,822
  Decrease in additional paid-in capital                   -         (10,172)       (42,775)
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
COMMON STOCK IN LIEU OF CASH DIVIDENDS AND INTEREST
  ON PREFERRED STOCK:
  Decrease in accrued liabilities                          -         (99,625)      (133,102)
  Increase in common stock                                 -             974          1,227
  Increase in additional paid-in capital                   -          98,651        131,875
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
ACCRUAL OF DIVIDENDS ON PREFERRED STOCK:
  Increase in accrued liabilities                   $      -      $   21,189      $ 202,987
  Decrease in additional paid-in capital
                                                           -         (21,189)      (202,987)
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
ISSUANCE OF CONVERTIBLE DEBT WITH WARRANTS
  AND BENEFICIAL CONVERSION:
  Decrease in convertible debt                      $      -     $(1,054,647)    (2,290,709)
  Increase in additional paid-in capital                   -       1,054,647      2,290,709
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
CONVERSION OF CONVERTIBLE DEBT INTO COMMON STOCK:
  Decrease in convertible debt                     $(100,000)    $(2,640,000)   $(1,510,000)
  Increase in common stock                             1,794         120,600         58,890
  Increase in additional paid-in capital              98,206       2,519,400      1,451,110
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
CONVERSION OF INTEREST ON CONVERTIBLE DEBT
  INTO COMMON STOCK:
  Decrease in accrued liabilities                   $ (1,789)     $  (51,968)     $    (765)
  Increase in common stock                                32           2,120             13
  Increase in additional paid-in capital               1,757          49,848            752
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
CHANGES IN UNEARNED COMPENSATION
  FOR VARIABLE OPTIONS:
  Decrease in additional paid-in capital            $      -      $        -      $ (19,636)
  Decrease in unearned compensation                        -               -         19,636
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========
ACCRETION TO THE BENEFICIAL CONVERSION
  ON PREFERRED STOCK:
  Increase in additional paid-in capital            $      -      $   76,720     $1,444,757
  Decrease in additional paid-in capital                   -         (76,720)    (1,444,757)
                                                    --------      ----------      ---------
                                                    $      -      $        -      $       -
                                                    ========      ==========      =========

                                                                  (continued)
See notes to consolidated financial statements.

CEL-SCI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004, 2003, AND 2002
-------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION ON NONCASH TRANSACTIONS         2004           2003          2002

EQUIPMENT COSTS INCLUDED IN ACCOUNTS PAYABLE:
  Increase in equipment costs                       $  (31,728)     $    (157)      $   (677)
  Increase in accounts payable                          31,728            157            677
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
PATENT COSTS INCLUDED IN ACCOUNTS PAYABLE:
  Increase in patent costs                          $  (15,539)     $ (11,659)     $ (17,321)
  Increase in accounts payable                          15,539         11,659         17,321
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
BENEFICIAL CONVERSION FEATURE OF NOTE PAYABLE:
  Increase in additional paid-in capital            $        -      $ 106,716       $      -
  Decrease in notes payable                                  -       (106,716)             -
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
SURRENDER OF DEPOSIT AND SALE OF EQUIPMENT TO
REDUCE NOTE PAYABLE:
  Decrease in deposits                              $        -      $ 125,000       $      -
  Decrease in equipment, net                                 -        100,000              -
  Decrease in notes payable                                  -       (225,000)             -
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
CONVERSION OF ACCOUNTS PAYABLE INTO NOTES PAYABLE:
  Decrease in accounts payable                      $        -      $(199,928)      $      -
  Increase in notes payable                                  -        199,928              -
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
RECLASS OF INVENTORY TO EQUIPMENT:
  Decrease in inventory                             $        -      $   6,839       $      -
  Increase in equipment                                      -         (6,839)             -
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========
CASHLESS EXERCISE OF WARRANTS:
  Increase in common stock                          $    3,698      $       -       $      -
  Decrease in additional paid-in capital                (3,698)             -              -
                                                    ----------      ---------       --------
                                                    $        -      $       -       $      -
                                                    ==========      =========       ========

See notes to consolidated financial statements.

CEL-SCI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CEL-SCI Corporation (the "Company") was incorporated on March 22, 1983, in the State of Colorado, to finance research and development in biomedical science and ultimately to engage in marketing and selling products.

   Significant accounting policies are as follows:

a. Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Viral Technologies, Inc. All significant intercompany transactions have been eliminated upon consolidation.

b. Investments--Investments that may be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis.

c. Research and Office Equipment--Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the terms of the lease. Repairs and maintenance are expensed when incurred.

d. Research and Development Costs--Research and development expenditures are expensed as incurred. The Company has an agreement with an unrelated corporation for the production of MULTIKINE, which is the Company's only product source.

e. Research and Development Grant Revenues--The Company's grant arrangements are handled on a reimbursement basis. Grant revenues under the arrangements are recognized as grant revenue when costs are incurred.

f. Patents--Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization is made. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset, and from disposition, is less than the carrying value of the asset. The amount of the impairment loss would be the difference between the estimated fair value of the asset and its carrying value. During the years ended September 30, 2004, 2003 and 2002, the Company recorded patent impairment charges of $43,351, $9,828 and $39,960, respectively, for the net book value of patents abandoned during the year.These amounts are included in general and administrative expenses.

g. Net Loss Per Common Share--Net loss per common share is computed by dividing the net loss, after increasing the loss for the effect of any accrued dividends on the preferred stock and the accretion of the beneficial conversion feature related to the preferred stock, by the weighted average number of common shares outstanding during the period. Common stock equivalents, including convertible preferred stock and options to purchase common stock, were excluded from the calculation for all periods presented as they were antidilutive.

h. Prepaid Expenses--The majority of prepaid expenses consist of manufacturing production advances and bulk purchases of laboratory supplies to be consumed in the manufacturing of the Company's product for clinical studies. During the year ended September 30, 2004, $43,184 in expired (but still useable) inventory was returned to the vendor and replaced by the vendor at no cost.

i. Deferred Financing Costs--Deferred financing costs are capitalized and expensed over the shorter of the period the notes are outstanding or on a pro-rata basis as the notes are converted.

j. Income Taxes--Income taxes are accounted for using the asset and liability method under which deferred tax liabilities or assets are determined based on the difference between the financial statement and tax basis of assets and liabilities (i.e., temporary differences) and are measured at the enacted tax rates. Deferred tax expense is determined by the change in the liability or asset for deferred taxes. The difference in the Company's U.S. Federal statutory income tax rate and the Company's effective rate is primarily attributed to the recording of a valuation allowance due to the uncertainty of the amount of future tax benefits that will be realized because it is more likely than not that future taxable income will not be sufficient to realize such tax benefits.

k. Cash and Cash Equivalents--For purposes of the statements of cash flows, cash and cash equivalents consists principally of unrestricted cash on deposit and short-term money market funds. The Company considers all highly liquid investments with a maturity when purchased of less than three months, and those investments that are readily convertible to known amounts of cash and are so close to maturity that they bear no interest rate risk, as cash and cash equivalents.

l. Convertible Debt--Convertible debt issued by the Company is initially offset by a discount representing the relative fair value of the warrants and beneficial conversion feature. This discount is amortized to interest expense over the period the debt is outstanding and accelerated pro-rata as the notes are converted. The fair value of the warrants and beneficial conversion discount are calculated based on available market data using appropriate valuation models. Notes 6 and 12 provide additional information on the valuation of the warrants and beneficial conversion discount.

m. Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

n. New Pronouncements--In November 2004 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs, an amendment of ARB 43, Chapter 4". This statement amends ARB 43, Chapter 4, to clarify accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 requires that those items be recognized as current-period charges in all circumstances. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 151 will have a material effect on its financial position, results of operations or cash flows.

    In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (stock options and restricted stock) issued to employees. SFAS No. 123R applies to all transactions involving issuance of equity by a Company in exchange for goods and services, including employees. SFAS No. 123R is effective for fiscal periods beginning after June 15, 2005. The Company has not determined the impact of adopting SFAS No. 123R.

    On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. The Statement is to be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that SFAS No. 153 will have a material impact on its results of operations or cash flows.

o. Stock-Based Compensation-- In October 1996, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". This statement encourages but does not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. The Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in APB No. 25, "Accounting for Stock Issued to Employees, and related Interpretations". In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires more prominent and more frequent disclosures in the financial statements of the effects of stock-based compensation. The provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method. If the Company had elected to recognize compensation expense based on the fair value of the awards granted, consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per common share would have been increased to the pro forma amounts indicated below:
                                                 Year Ended September 30,
                                      ----------------------------------------
                                       2004           2003            2002
     Net loss:                         ----           -----           ----
        As reported               $(4,199,722)    $(6,371,498)    $(8,342,244)

    Add/(subtract):  Recording of
        and reversal of compensation
        expense for stock-based per-
        formance awards included in
        reported net loss, net of
        related tax effects                 7,597              -       (593,472)
      Add:  Total stock-based
        employee compensation expense
        determined under fair-value
        based method for all awards,
         net of related tax effects    (1,050,113)      (971,076)      (990,949)
                                       ----------       --------      ---------
        Pro forma net loss            $(5,242,238)    $(7,342,574)  $(9,926,665)

      Net loss per common share:
        As reported                   $     (0.06)    $     (0.13)  $     (0.35)
        Pro forma                     $     (0.08)    $     (0.15)  $     (0.40)

      The weighted average fair value at the date of grant for options granted during fiscal years 2004, 2003 and 2002 was $0.48, $0.22, and $0.49, per option, respectively.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:
                                          2004          2003          2002
                                          ----          ----          ----
      Expected stock risk volatility        88%           77%        90 to 93%
      Risk-free interest rate         3.13-4.25         3.12%    4.10 to 4.12%
      Expected life options             5 Years       5 Years          5 Years
      Expected dividend yield              -               -              -

      The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of the effect on future amounts.

      The Company's stock options are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Company has based its assumption for stock price volatility on the variance of monthly closing prices of the Company's stock. The risk-free rate of return used for fiscal years 2004 and 2003 equals the yield on five-year zero-coupon U.S. Treasury issues on the grant date. The risk-free rate of return used for fiscal years 2002 and 2001 equals the yield on one to six year zero-coupon U.S. Treasury issues on the date of grant. No discount was applied to the value of the grants for nontransferability or risk of forfeiture.

2. OPERATIONS AND FINANCING

   The Company has incurred significant costs since its inception in connection with the acquisition of certain patented and unpatented proprietary technology and know-how relating to the human immunological defense system, patent applications, research and development, administrative costs, construction of laboratory facilities, and clinical trials. The Company has funded such costs with proceeds realized from the public and private sale of its common and preferred stock. The Company will be required to raise additional capital or find additional long-term financing in order to continue with its research efforts. The Company expects to receive additional funding from private investors subsequent to September 30, 2004; however, there can be no assurances that the Company will be able to raise additional capital or obtain additional financing. To date, the Company has not generated any revenue from product sales. The ability of the Company to complete the necessary clinical trials and obtain FDA approval for the sale of products to be developed on a commercial basis is uncertain.

   The Company plans to seek continued funding of the Company's development by raising additional capital. In fiscal year 2003 and fiscal year 2002, the Company reduced its discretionary expenditures. Fiscal year 2004 expenditures remained in line with fiscal year 2003 expenditures. If necessary, the Company plans to further reduce discretionary expenditures in fiscal year 2005; however such reductions would further delay the development of the Company's products. It is the opinion of management that sufficient funds will be available from external financing and additional capital and/or expenditure reductions in order to meet the Company's liabilities and commitments as they come due during fiscal year 2005.
   Ultimately, the Company must complete the development of its products, obtain the appropriate regulatory approvals and obtain sufficient revenues to support its cost structure.

3. INVESTMENTS

   The Company has invested in highly liquid notes during fiscal year 2004 with maturity dates of less than three months. These investments are classified as cash and cash equivalents. There were no investments or associated unrealized gains or losses as of September 30, 2004 or 2003. The gross realized gains and losses of sales of investments available-for-sale for the years ended September 30, 2004, 2003, and 2002, are as follows:

                                                  2004      2003       2002
                                                  ----      ----       ----
   Realized gains                              $     -    $     -    $ 2,758
                                               =======    =======    =======

4. RESEARCH AND OFFICE EQUIPMENT

   Research and office equipment at September 30, 2004 and 2003, consists of the following:
                                                   2004            2003
                                                   ----            ----
   Research equipment                         $ 1,619,780      $1,999,475
   Furniture and equipment                        222,549         238,422
   Leasehold improvements                          43,041          43,041
                                              -----------      ----------
                                                1,885,370       2,280,938

   Less:  Accumulated depreciation and
   amortization                                (1,651,758)     (2,002,232)
                                               ----------     -----------
   Net research and office equipment          $   233,612         278,706
                                              ===========      ==========

5. INCOME TAXES

   At September 30, 2004 the Company had a federal net operating loss carry-forward of approximately $79.2 million expiring from 2005 through 2024. The Company has deferred tax assets of approximately $30.8 million and $32.5 million at September 30, 2004 and 2003, respectively. The deferred tax assets are principally a result of the net operating loss carryforwards.

   At both September 30, 2004 and 2003, the Company has recognized a valuation allowance to the full extent of its deferred tax assets. In assessing the realization of the deferred tax assets, management considered whether it was more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax assets are dependent upon the generation of future income. Management has considered the history of the Company's operating losses and believes that the realization of the benefit of the deferred tax assets cannot be determined. In addition, under the Internal Revenue Code Section 382 the Company's ability to utilize these net operating loss carryforwards may be limited or eliminated in the event of a change in ownership. Internal Revenue Code
   Section 382 generally defines a change in ownership as the situation where there has been a more than 50 percent change in ownership of the value of the Company within the last three years.

   For fiscal years 2004, 2003 and 2002, the Company's federal statutory tax rate was 35% and the state tax rate was 6%. The effective tax rate was 0%. The difference between the rates was primarily attributable to the effect of non-deductible interest expense related to convertible notes (1%, 11% and 7% for the fiscal years 2004, 2003 and 2002, respectively) and the non-recognition of deferred taxes due to the valuation allowance.

6. STOCK OPTIONS, BONUS PLAN AND WARRANTS

   Non-Qualified Stock Option Plan--At September 30, 2004, the Company has collectively authorized the issuance of 8,760,000 shares of common stock under the Non-Qualified Plan. Options typically vest over a three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. The Company's employees, directors, officers, and consultants or advisors are eligible to be granted options under the Non-Qualified Plan.

   Information regarding the Company's Non-Qualified Stock Option Plan is summarized as follows:
                                          Outstanding           Exercisable
                                      -------------------    -----------------
                                                 Weighted            Weighted
                                                 Average             Average
                                                 Exercise            Exercise
                                        Shares    Price     Shares    Price
                                      -------------------   -----------------
   Options outstanding,
     October 1, 2001                  3,360,066    $1.29   1,640,047  $ 1.38

      Options granted                   860,000     0.44
      Options exercised                       -        -
      Options forfeited                (146,632)    1.50
                                     ----------

   Options outstanding,
     September 30, 2002               4,073,434     1.10   3,159,938    1.25

      Options granted                 2,582,165     0.22
      Options exercised                  (6,667)    0.33
      Options forfeited                (194,959)    1.44
                                     ----------

   Options outstanding,
     September 30, 2003               6,453,973     0.74   3,319,317    1.18

      Options granted                   670,000     0.61

      Options exercised                (198,503)    0.43

      Options forfeited                 (26,332)    0.28
                                      ---------
   Options outstanding,
     September 30, 2004               6,899,138     0.74   4,288,847   0.98
                                      =========

    At September 30, 2004, options outstanding and exercisable were as follows:

                              Weighted      Weighted                  Weighted
                              Average       Average                    Average
   Range of                   Exercise     Remaining                  Exercise
   Exercise       Number       Price      Contractual     Number        Price
    Prices     Outstanding  Outstanding      Life      Exercisable   Exercisable

$0.16 - $0.24   2,430,000    $  0.22       8.49 years     748,030      $ 0.22
$0.33 - $0.50     408,333    $  0.34       7.63 years     255,006      $ 0.33
$0.54 - $0.81     961,500    $  0.59       9.19 years     194,334      $ 0.54
$1.05 - $1.58   2,395,266    $  1.07       1.67 years   2,387,768      $ 1.07
$1.67 - $2.51     677,109    $  1.79       0.96 years     677,109      $ 1.79
$3.25 - $4.88      25,800    $  3.34       2.57 years      25,800      $ 3.34
$6.25 - $9.38         800    $  6.25       4.00 years         800      $ 6.25

   During March 2000, the Company agreed to restore and vest 40,000 options at prices ranging from $5.25 to $5.62, to one former Director and one Director as part of a settlement agreement. The options will expire on September 25, 2006. As of September 30, 2003, 20,000 options had been exercised. In October 2000 and April 2001, the Company extended the expiration dates on approximately 1,056,000 options from the Nonqualified Stock Option Plan with exercise prices ranging from $2.38 to $5.25. The options originally expired from October 2000 to January 2001 but were extended to expiration dates ranging from October 2001 to January 2002. Each of these two dates was considered a new measurement date with respect to all of the modified options; however, on each date the exercise price of the options exceeded the fair market value of the Company's common stock, and therefore, no compensation expense was recorded.

   In July 2001, the Company repriced 1,298,098 outstanding employee and director stock options under the Nonqualified Plans that were priced over $2.00 down to $1.05. In accordance with Financial Interpretation No. 44 (FIN
   44), such repriced options are considered to be variable options. During the year ended September 30, 2001, compensation charges of $364,532 were recorded in the consolidated statement of operations and unearned compensation of $11,916 was recorded on the consolidated balance sheet as of September 30, 2001. The compensation expense was originally determined based upon the difference between the fair market value of the Company's common stock at the date of modification and the exercise price of each stock option. On September 30, 2001, the incremental compensation expense was determined based on the difference between the fair market value of the stock on September 30, 2001, and the exercise price, less the previously recorded expense. During the year ended September 30, 2002, the change in the market value of the Company's common stock resulted in the reversal of $364,532 of compensation expense. Changes in the fair market value of the Company's stock may result in future changes to compensation expense. There was no expense recorded during the years ended September 30, 2004 and 2003. As of September 30, 2004, 1,194,266 options remain outstanding.

   In November 2001, the Company extended the expiration date on 242,000 options at $1.05 from the Nonqualified Plans. The options were to expire between June 2002 and October 2002 and were extended by one year to June 2003 through October 2003. The options had originally been granted between October 1989 to December 1995. These dates were considered a new measurement date with respect to all of the modified options. In addition, in February, April, and July of 2002, the Company modified options outstanding to employees who had been terminated in conjunction with their change in employee status so that all options vested on the date of termination. These dates were considered a new measurement date with respect to all of the newly vested options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In November 2002 and March 2003, the Company extended the expiration date on 897,000 options from the Nonqualified Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally expired from January 2003 to October 2003, but were extended to expiration dates ranging from January 2005 to October 2005. Each of these two dates was considered a new measurement date. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded. As of September 30, 2004, all options remain outstanding.

   In June 2004, the vesting of 10,700 nonqualified stock options was accelerated for an employee leaving the Company. Compensation expense of $7,597 was recorded for the modification.

   Incentive Stock Option Plan--At September 30, 2004, the Company has collectively authorized the issuance of 4,100,000 shares of common stock under the Incentive Stock Option Plan. Options vest after a one-year to three-year period and expire no later than ten years after the grant date. Terms of the options are to be determined by the Company's Compensation Committee, which administers all of the plans. Only the Company's employees and directors are eligible to be granted options under the Incentive Plan.

   Information regarding the Company's Incentive Stock Option Plan is summarized as follows:
                                             Outstanding           Exercisable
                                           ------------------   ----------------
                                                     Weighted           Weighted
                                                     Average            Average
                                                     Exercise           Exercise
                                            Shares    Price     Shares   Price
                                          --------- ---------  -------  --------
Options outstanding, October 1, 2001      1,170,100   $1.65     862,103  $2.33

     Options granted                         81,000    1.08
     Options exercised                            -       -
     Options forfeited                            -       -
                                          ---------

Options outstanding, September 30, 2002   1,251,100    1.62   1,062,769   1.69

     Options granted                      2,550,000    0.22
     Options exercised                            -       -
     Options forfeited                            -       -
                                          ---------

Options outstanding, September 30, 2003   3,801,100    0.68   1,162,768   1.65

       Options granted                      100,000    1.13
       Options exercised                    (15,000)   1.05
       Options forfeited                    (53,000)   1.15
                                          ---------
 Options outstanding, September 30, 2004  3,833,100    0.68   2,006,435   1.05
                                          =========

   At September 30, 2004, options outstanding and exercisable were as follows:

                              Weighted      Weighted                  Weighted
                              Average       Average                    Average
   Range of                  Exercise      Remaining                  Exercise
   Exercise       Number       Price      Contractual     Number        Price
    Prices     Outstanding  Outstanding      Life      Exercisable   Exercisable
  ---------    -----------  -----------   -----------  -----------  ------------

$0.22 - $0.33    2,550,000   $ 0.22        8.50 years    850,001      $ 0.22
$1.00 - $1.50    1,041,066   $ 1.08        4.54 years    914,400        1.08
$1.85 - $2.78       81,167     2.00        2.87 years     81,167        2.00
$2.87 - $4.31       30,167     3.40        0.84 years     30,167        3.40
$4.50 - $6.75      129,600     5.06        3.69 years    129,600        5.06
$9.00 -$13.50        1,100   $10.09        1.73 years      1,100       10.09

   During fiscal year 2001, the Company extended the expiration date on 50,000 options at $2.87 from the Incentive Stock Option Plan. The options were to expire November 1, 2001, and were extended to November 1, 2002. The options had originally been granted in November 1991. November 1, 2001 was considered a new measurement date; however, the exercise price on all the options modified exceeded the fair market value of the Company's common stock, and therefore, no compensation expense was recorded. The options were further extended to November 1, 2005. There was no compensation expense recorded because the exercise price on the options exceeded the fair market value of the Company's common stock.

   In July 2001, the Company repriced 816,066 outstanding employee and director stock options under the Incentive Stock Option Plan that were priced over $2.00 down to $1.05. In accordance with FIN 44, such repriced options are considered to be variable options. During the year ended September 30, 2001, compensation charges of $228,940 were recorded in the consolidated statement of operations and unearned compensation of $7,720 was recorded on the consolidated balance sheet as of September 30, 2001. The compensation expense was originally determined based upon the difference between the fair market value of the Company's common stock at the date of modification and the exercise price of each stock option. On September 30, 2001, the incremental compensation expense was determined based on the difference between the fair market value of the stock on September 30, 2001, and the exercise price, less the previously recorded expense. During the year ended September 30, 2002, this charge was completely reversed as the stock price declined. No expense was recorded during the year ended September 30, 2003 related to these options. As of September 30, 2004, 751,066 options remain outstanding. Changes in the fair market value of the Company's common stock may result in future changes in compensation expenses.

   In November 2001, the Company extended the expiration date on 56,000 options at $1.05 from the Incentive Stock Option Plan. The options were to expire between November 2002 and December 2002, and were extended by one year to November 2003 to December 2003. The options had originally been granted between November 1999 and December 1992. This date was considered a new measurement date with respect to the modified options. In addition, in February, April, and July of 2002, the Company modified options outstanding to employees who had been terminated in conjunction with their change in employee status so that all options vested on the date of termination. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded.

   In March 2003, the Company extended the expiration date on 105,500 options from the Incentive Stock Option Plan with exercise prices ranging from $1.05 to $1.94. The options originally expired from August 2003 to March 2004 but were extended to expiration dates ranging from August 2005 to March 2006. This was considered a new measurement date with respect to all of the modified options. At each of the dates of modification, the exercise price of the options exceeded the fair market value of the Company's common stock and no compensation expense was recorded. As of September 30, 2004, all options remain outstanding.

   Other Options and Warrants - In connection with the 1992 public offering, 5,175,000 common stock purchase warrants were issued and outstanding at September 30, 1997. Every ten warrants entitled the holder to purchase one share of common stock at a price of $15.00 per share. Subsequently, the expiration date of the warrants was extended to February 1998. Effective June 1, 1997, the exercise price of warrants was lowered from $15 to $6 and only five warrants, rather than 10 warrants, were required to purchase one share of common stock. Subsequent to September 30, 1997, warrant holders who tendered five warrants and $6.00 between January 9, 1998, and February 7, 1998, would receive one share of the Company's common stock and one new warrant. The new warrants would permit the holder to purchase one share of the Company's common stock at a price of $10.00 per share prior to February 7, 2000. During fiscal year 1998, the expiration date of the original warrants was extended to July 31, 1998, and 582,025 original warrants were tendered for 116,405 common shares. As of September 30, 1999, the 4,592,975 original warrants had expired. In January 2001, the Company extended the expiration date on the remaining 116,405 warrants to August 2001 and repriced them from $10.00 to $3.00 per share. In July 2001, the Company extended the expiration date further to February 2002. The incremental value at the date of these modifications collectively of $43,842 is recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position. In January 2002, the Company extended the expiration date further to February 6, 2003. The additional incremental value at the date of the modification of $5,997 is recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position. The fair value was valued using the Black-Scholes pricing methodology. All warrants expired on February 6, 2003.

   During fiscal year 1999, the Company granted a consultant options to purchase a total of 50,000 shares of the Company's common stock. The fair value of the options is expensed over the life of the consultant's contract. All 50,000 options became exercisable during fiscal year 1999 at $2.50 per share. All options expired February 4, 2004.

   During fiscal year 2001, the Company granted options to consultants to purchase a total of 180,000 shares of the Company's common stock at exercise prices ranging from $1.05 to $1.63 expiring from June to July of 2006. As of September 30, 2004, all options were outstanding. Total compensation of $77,206 was expensed for these options. The compensation expense was determined using the Black-Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility         98% to 104%
         Risk-free interest rate             3.12% to 4.12%
         Expected life of option                    3 Years
         Expected dividend yield                        -0-

   In connection with the April 2001 common stock purchase agreement discussed in Note 13, the Company issued 200,800 common stock purchase warrants. Each warrant entitled the holder to purchase one share of common stock at $1.64 per share. The warrants expired in April 2004. The warrants had a relative fair value of $200,000 calculated using the Black-Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility                98%
         Risk-free interest rate                     3.12%
         Expected life of warrant                  3 Years
         Expected dividend yield                       -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   In August 2001, the Company issued 272,108 common stock purchase warrants in connection with a private offering of common stock as discussed in Note 13. Each warrant entitled the holder to purchase one share of common stock at $1.75 per share. The warrants were due to expired in July 2004, but were extended to July 2007. The extension of the warrants had a relative fair value of $80,035 calculated using the Black-Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility                87%
         Risk-free interest rate                     2.25%
         Expected life of warrant                  3 Years
         Expected dividend yield                       -0-

   The fair value of the warrant extension has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   Series E warrants were issued in connection with the issuance of preferred stock in August 2001. The Series E warrants allowed the holders to purchase up to 815,351 shares of the Company's common stock at a price of $1.19 per share at any time prior to August 16, 2004. In August 2003, in accordance with the Series E agreement discussed in Note 13, the Company issued 23,758 warrants to purchase shares of common stock at a price of $0.77 per share. The warrants are exercisable at any time prior to August 17, 2006. These warrants were valued using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility          94%
         Risk-free interest rate               2.00%
         Expected life of warrant            3 Years
         Expected dividend yield                 -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position. These warrants are considered a deemed dividend and the fair value, as determined using Black-Scholes, of $10,912 is included in the accrued dividends on preferred stock in the statements of operations for the year ended September 30, 2003.

   During the year ended September 30, 2004, 244,724 warrants were exercised for proceeds of $291,222. As of September 30, 2004, 23,758 Series E warrants remained outstanding.

   Warrants were issued in connection with the issuance of the convertible debt in December 2001 and January 2002. The Series F warrants allowed the holders to purchase up to 960,000 shares of the Company's common stock at a price equal to 110% of the closing price per share at any time prior to the date which is seven years after the closing of the transaction. The warrant price was adjustable if the Company sold any additional shares of its common stock or convertible securities for less than fair market value or at an amount lower than the exercise price of the Series F warrants. The warrant price was adjusted every three months to an amount equal to 110% of the conversion price on such date, provided that the adjusted price was lower than the warrant exercise price on that date. If the warrant exercise price was adjusted, the number of shares of common stock issuable upon exercise of the warrant was also adjusted accordingly. On the date that the registration statement was declared effective by the Securities and Exchange Commission (SEC), and every three months following the effective date, the warrant exercise price was adjusted to an amount equal to 110% of the conversion price of the convertible debt on such date, provided that the adjusted price was lower than the warrant exercise price on that date. In accordance with the terms of the warrants, the exercise price was adjusted to $0.65 per share on January 17, 2002. On April 17, 2002, the price was adjusted to $0.24, on July 17, the price was adjusted to $0.19, and on October 17, 2002 the price was adjusted to $0.153. There were no further adjustments in accordance with the terms of the warrants since the adjusted price would have been higher. As of September 30, 2002, $1,460,000 of the notes had been converted into 5,611,344 shares of common stock. As of November 30, 2002, all convertible debt had been converted into a total of 6,592,461 shares of the Company's common stock. In addition, 104,500 warrants were exercised during the year ended September 30, 2002, for proceeds of $22,713. During the year ended September 30, 2003, 435,500 warrants were exercised for proceeds of $66,632. During the year ended September 30, 2004, 420,000 warrants were exercised in a cashless exercise as allowed by the contract. As of September 30, 2004 there are no remaining Series F warrants.

   Warrants were also issued in connection with the issuance of the convertible debt in July and September 2002. The Series G warrants allowed the holders to purchase up to 900,000 shares of the Company's common stock at a price equal to $0.25 per share at any time prior to July 12, 2009. If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities were convertible, as the case may be. The warrant exercise price is adjusted every three months to an amount equal to 110% of the conversion price on such date, provided that the adjusted price is lower than the warrant exercise price on that date. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant would be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price was reduced. In accordance with the terms of the warrants, the exercise price was adjusted to $0.18 on December 9, 2002. The exercise price was adjusted to $0.145 on March 9, 2003. In accordance with the terms of the warrants, there were no further adjustments since the price would have been higher. As of September 30, 2002, $50,000 of the notes had been converted into 277,778 shares of common stock. During the year ended September 30, 2003, all of the remaining convertible debt were converted into 8,076,420 shares of common stock for a total conversion of 8,354,198 shares of common stock for Series G convertible debt. In addition, interest totaling $21,472 was converted into 109,428 shares of common stock during the year ended September 30, 2003. During the year ended September 30, 2003, 450,000 warrants were exercised for proceeds of $65,250. As of September 30, 2004, 450,000 Series G warrants remain outstanding.

   Warrants were also issued in connection with the issuance of the convertible debt in January and July 2003. The Series H warrants allowed the holders to purchase up to 1,100,000 shares of the Company's common stock at a price equal to $0.25 per share at any time prior to January 7, 2010. If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series H warrants, the exercise price of the Series H warrants will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible. If the exercise price of the Series H warrants is adjusted, the number of shares of common stock issuable upon the exercise of the Series H warrants will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced. However, neither the exercise price nor the shares issuable upon the exercise of the Series H warrants will be adjusted as the result of shares issued in connection with a permitted financing. Every three months after June 26, 2003, the exercise price of the Series H warrants will be adjusted to an amount equal to 110% of the conversion price on such date, provided that the adjusted price is lower than the warrant exercise price on that date. During the year ended September 30, 2003, $1,250,000 of the total Series H convertible debt were converted into 3,003,929 shares of common stock. Additionally, interest of $26,230 was converted into 80,010 shares of common stock. As of October 2, 2003, all of the Series H notes had been converted into a total of 3,183,358 shares of common stock and total interest of $32,914 had been converted into 83,227 shares of common stock. During the year ended September 30, 2003, 550,000 warrants were exercised at $0.25 for proceeds of $137,500. As of September 30, 2004, 550,000 Series H warrants remain outstanding.

   Warrants were issued in connection with obtaining an equity line of credit in September 2003, discussed in Note 13. There were 395,726 warrants issued at an exercise price of $0.83, which expire in September 2008. The fair value of these warrants of $244,867 was determined using the Black-Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility           98%
         Risk-free interest rate                3.12%
         Expected life of warrant             5 Years
         Expected dividend yield                  -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   In addition, 30,000 options were issued to a consultant in May 2003 at a price of $0.41. The options vest over a three year period and expire in May 2013. The compensation expense for these options was determined using the Black Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility         84%
         Risk-free interest rate               2.0%
         Expected life of warrant           3 Years
         Expected dividend yield                -0-

   The fair value of the options was recorded as general and administrative expense. Compensation expense of $6,727 was recorded for the year ended September 30, 2003.

   In connection with an agreement with a private investor in May 2003, which is discussed in Note 14, 1,100,000 warrants were issued with an exercise price of $0.47. The warrants initially expired May 30, 2006. In accordance with the terms of the agreement, the expiration was extended to May 30, 2008 on September 30, 2003. The fair value of these warrants of $710,919 was determined using the Black-Scholes pricing methodology with the following assumptions:

         Expected stock risk volatility          93%
         Risk-free interest rate               2.00%
         Expected life of options            5 Years
         Expected dividend yield                 -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also as a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering received Series J warrants which allow the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006. An investment broker received warrants totaling 5% of the investment of its clients in the common stock of the Company. The investment broker received 91,750 warrants with a fair value of $64,999. This fair value was determined using the Black-Scholes pricing methodology with the following assumptions:

      Expected stock risk volatility           97%
      Risk-free interest rate                2.00%
      Expected life of options             3 Years
      Expected dividend yield                  -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also as a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   On May 4, 2004, the CEL-SCI sold 6,402,439 shares of its common stock to a group of private institutional investors for $5,250,000 and associated costs of $498,452. As part of this transaction, the investors in the private offering received warrants which allow the investors to purchase 76,642 shares of CEL-SCI's common stock at a price of $1.37 per share at any time prior to May 4, 2009. These warrants were valued at $38,127. This fair value was determined using the Black-Scholes pricing methodology with the following assumptions:

      Expected stock risk volatility          87%
      Risk-free interest rate               2.00%
      Expected life of options            3 Years
      Expected dividend yield                 -0-

   The fair value of the warrants has been recorded as an addition to additional paid-in capital and also as a charge to additional paid-in capital since the Company is in an accumulated deficit position.

   Stock Bonus Plan-- At September 30, 2004, the Company had been authorized to issue up to 2,940,000 shares of common stock under the Stock Bonus Plan. All employees, directors, officers, consultants, and advisors are eligible to be granted shares. During the year ended September 30, 2002, 327,530 shares with related expenses of $186,594 were issued under the Plan and recorded in the consolidated statement of operations. During the year ended September 30, 2003, 134,336 shares with related expenses of $47,051 were issued under the Plan and recorded in the consolidated statement of operations. During the year ended September 30, 2004, 72,495 shares were issued to the Company's 401(k) plan for a cost of $52,476.

   Stock Compensation Plan-- During the year ended September 30, 2004, 1,000,000 shares were authorized for use in the Company's stock compensation plan. Of these shares, 25,050 shares were issued during the year ended September 30, 2004 as compensation for salary increases extending through August 31, 2005. The shares were issued at $0.62 per share for a total cost of $15,531. Of this, $14,237 is recorded as unearned compensation in the consolidated balance sheet.

7. EMPLOYEE BENEFIT PLAN

   The Company maintains a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code, subject to the Employee Retirement Income Security Act of 1974, as amended, and covering substantially all Company employees. Each participant's contribution is matched by the Company with shares of common stock that have a value equal to 100% of the participant's contribution, not to exceed the lesser of $10,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing bid price of the Company's common stock. The expense for the years ended September 30, 2004, 2003, and 2002, in connection with this Plan was $56,158, $48,437, and $71,823, respectively.

8. OPTIONAL SALARY ADJUSTMENT PLAN

   In July 2001, the Company issued an "Optional Salary Adjustment Plan" (the "Plan"). The terms of the Plan allow certain employees the option to forgo salary increments of $6,000 in exchange for stock options for the period beginning from July 16, 2001, through October 15, 2001. In accordance with the Plan, employees will receive 40,000 stock options for each salary increment of $6,000. The total amount of options to be granted under the Plan is limited to 1,200,000. For the year ended September 30, 2002, 180,000 options were issued in lieu of compensation of $27,000. No compensation expense was recorded for the options since such options were issued with exercise prices equal to the fair market value of the Company's common stock on the date of grant. During the years ended September 30, 2004 and 2003, there were no options issued in lieu of compensation.

9. COMMITMENTS AND CONTINGENCIES

   Operating Leases-The future minimum annual rental payments due under noncancelable operating leases for office and laboratory space are as follows:

             Year Ending
             September 30,
                  2005               $139,209
                  2006                 71,136
                  2007                 71,136
                  2008                 71,136
                  2009                 29,640
                                     --------

      Total minimum lease payments   $382,257
                                     ========

   Rent expense for the years ended September 30, 2004, 2003, and 2002, was $282,138, $276,564 and $229,428, respectively. Minimum payments have not been reduced by minimum sublease rental receivable under future noncancelable subleases.

   Employment Contracts--In March 2002 the Company entered into a three-year employment agreement with its President and Director which expires March 31, 2005. The employment agreement provides that Company will pay him an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in his authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows him to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

   Effective September 1, 2003, the Company entered into a three-year employment agreement with its Chief Executive and Financial Officer. The employment agreement provides that during the term of the employment agreement the Company will pay him an annual salary of $370,585. In the event there is a change in the control of the Company, the agreement allows him to resign from his position at the Company and receive a lump-sum payment from the Company equal to 24 months salary. For purposes of the employment agreement a change in the control of the Company means: (1) the merger of the Company with another entity if after such merger the shareholders of the Company do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of the Company; (3) the acquisition by any person of more than 50% of the Company's common stock; or
   (4) a change in a majority of the Company's directors which has not been approved by the incumbent directors.

10.CAMBREX NOTE PAYABLE

   On November 15, 2001, the Company signed an agreement with Cambrex Bio Science, Inc., (Cambrex) in which Cambrex provided manufacturing space and support to the Company during November and December 2001 and January 2002. In exchange, the Company signed a note with Cambrex to pay a total of $1,172,517, to Cambrex. In December 2001, the note was amended to extend the due date to January 2, 2003. Unpaid principal began accruing interest on November 16, 2002, at the Prime Rate plus 3%. The note was collateralized by certain equipment. The imputed interest on this note was capitalized and was expensed over the life of the loan. As shown in the consolidated balance sheet, this liability was recorded at September 30, 2002, along with an unamortized discount of $37,500 representing imputed interest. Interest expense of $262,500 was recorded on the note for the year ended September 30, 2002. In December 2002, the Company negotiated an extension of the note with Cambrex. Per the agreement, the Company gave Cambrex certain equipment and surrendered a security deposit, which reduced the amount owed by $225,000. The remaining balance was payable pursuant to a note due January 2, 2004. In addition, the agreement required the Company to pay $150,000 on the note from the Series H convertible debt and 10% of all other future financing transactions, including draws on the equity line-of-credit. During the year ended September 30, 2003, the Company paid down the note by $485,524. The Company also recorded interest expense of $49,486 and amortized the remaining discount of $37,500 from the year ended September 30, 2002. There were also conversion features allowing Cambrex to convert either all or part of the note into shares of the Company's common stock. The principal balance of the note and any accrued interest were convertible into common stock at 90% of the average of the closing prices of the common stock for the three trading days immediately prior to the conversion date subject to a floor of $0.22 per share. A beneficial conversion cost of $106,716 was recorded during the year ended September 30, 2003 for the difference between the conversion price of the stock and the market price of the stock. Of this amount, $75,800 was amortized during the year ended September 30, 2003, leaving $30,916 as a discount to the note recorded in the balance sheet at September 30, 2003. The note was repaid in December, 2003 and the remaining discount of $30,916 was amortized.

11.COVANCE NOTE PAYABLE

   On October 8, 2002, the Company signed an agreement with Covance AG (Covance), a Swiss Corporation. Pursuant to the agreement, amounts owed to Covance totaling $199,928 as of June 30, 2003 were converted to note payable. The note was payable on January 2, 2004. Interest was payable at an annual rate of 8%. Until the entire amount was paid to Covance, Covance was entitled to receive 2% of any draw-down of the Company's equity credit line, 2% of any net funds received from outside financings of less than $1 million, 3% of any net funds received from outside financings greater than $1 million but less than $2 million and 4% of any net funds received from outside financings greater than $2 million. During the year ended September 30, 2003, the Company paid $15,598 on the note payable to Covance in accordance with the agreement. In December, 2003, the note was repaid along with accrued interest of $2,581.

12.CONVERTIBLE DEBT

   As of September 30, 2004, there is no outstanding convertible debt. The remaining Series H convertible debt at September 30, 2003 was converted to 179,436 shares of common stock on October 2, 2003. Series G debt had all been converted as of June 2, 2003.

   In December 2001, the Company agreed to sell redeemable convertible debt and Series F warrants, to a group of private investors for proceeds of $1,600,000, less transaction costs of $276,410 of which $15,116 was included in deferred financing costs in the accompanying balance sheet as of September 30, 2002. The notes bore interest at 7% per year and would have been due and payable December 31, 2003. Interest was payable quarterly beginning July 1, 2002. The notes were secured by substantially all of the Company's assets and contain certain restrictions, including limitations on such items as indebtedness, sales of common stock and payment of dividends.

   The notes were convertible into shares of the Company's common stock at the holder's option determinable by dividing each $1,000 of note principal by 76% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the twenty trading days immediately prior to the closing date. The conversion price may not be less than a floor of $0.57; however the floor could have been lowered if the Company sold any shares of common stock or securities convertible to common stock at a price below the market price of the Company's common stock. Additionally, the notes were required to be redeemed by the Company at 130% upon certain occurrences; such as failure to file a Registration Statement to register the notes with the Securities and Exchange Commission (SEC) or the effectiveness of such statement lapses, delisting of the Company's common stock, completion of certain mergers or business combinations, filing bankruptcy, and exceeding its drawdown limits under the Company's equity line of credit.

   So long as the notes remained outstanding, the note-holders had a first right of refusal to participate in any subsequent financings involving the Company. If the Company had entered into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note-holders could have exchanged notes and warrants for the securities sold in the subsequent financing.

   The entire balance of the convertible debt was initially offset by a discount of $1,600,000 which represented the relative fair value of the Series F warrants of $763,000 and a beneficial conversion discount of $837,000. The discount on outstanding convertible debt was amortized to interest expense as the notes were converted. As of September 30, 2002, $1,460,000 of the notes had been converted into 5,611,344 shares of common stock. In addition, $1,512,500 of the discount had been amortized to interest expense as of September 30, 2002. As of November 30, 2002, all convertible debt had been converted into a total of 6,592,461 shares of the Company's common stock and all of the discount had been amortized to interest expense. All deferred financing costs had also been amortized to interest expense as of November 30, 2002.

   In July and September 2002, the Company sold convertible debt, plus Series G warrants, to a group of private investors for $1,300,000 less transaction costs of $177,370, of which $161,879 was included in deferred financing costs in the accompanying balance sheet as of September 30, 2002. The notes bore interest at 7% per year and were due and payable September 9, 2004. Interest was payable quarterly beginning October 1, 2002. The notes were secured by substantially all of the Company's assets and contained certain restrictions, including limitations on such items as indebtedness, sales of common stock and payment of dividends. At the holder's option the notes were convertible into shares of the Company's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. The Conversion Price could not be less than $0.18. However, if the Company's common stock traded for less than $0.24 per share for a period of 20 consecutive trading days, the $0.18 minimum price would no longer have been applicable. The Conversion Price would have declined from 76% to 60% if
   (i) on any trading day after September 9, 2002 the closing daily price of the Company's common stock multiplied by the total number of shares of common stock traded on that day is less than $29,977, (ii) the Company defaulted in the performance of any material covenant, condition or agreement with the holders of the notes or, (iii) the Company's common stock was delisted from the American Stock Exchange.

   If the Company sold any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price would have been lowered to the price at which the shares were sold or the lowest price at which the securities were convertible, as the case may be. If the Company had sold any additional shares of common stock, or any securities convertible into common stock at a price below the market price of the Company's common stock, the Conversion Price would have been lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities were convertible, as the case may be, divided by the then prevailing market price of the Company's common stock.

   So long as the notes remained outstanding, the note holders had a first right of refusal to participate in any subsequent financings involving the Company. If the Company had entered into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders could have exchanged notes and warrants for the securities sold in the subsequent financing. A portion of the proceeds was initially offset by a discount of $690,706, which represents the relative fair value of the Series G warrants of $83,340 and a beneficial conversion discount of $677,140. As of September 30, 2002, $50,000 of the notes had been converted into 277,778 shares of common stock. In addition, $27,496 of the discount on the debt had been amortized to interest expense. During the year ended September 30, 2003, the balance of the notes were converted into an additional 8,076,420 shares of common stock. In addition, interest totaling $21,472 was converted into 109,428 shares of common stock during the year ended September 30, 2003. All of the remaining discount and deferred financing costs were amortized to interest expense during the year ended September 30, 2003.

   In January and July 2003, the Company sold convertible debt, plus Series H warrants to purchase up to 1,100,000 shares of common stock, to a group of private investors for $1,350,000 less transaction costs of approximately $220,419, of which $16,243 is included in deferred financing costs in the accompanying balance sheet as of September 30, 2003. The first funds, totaling $600,000, were received in January 2003 and the balance of $750,000 was received on July 2, 2003. The notes bore interest at 7% per year. The first notes were due and payable January 7, 2005 and the second notes were due and payable July 7, 2005. Interest was payable quarterly. The notes were secured by substantially all of the Company's assets and contained certain restrictions, including limitations on such items as indebtedness, sales of common stock and payment of dividends. At the holders' option the notes were convertible into shares of the Company's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the conversion price. The conversion price defaulted to 60% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date in the event of default. On May 8, 2003, the Company signed an amendment to the agreement that prevented the conversion price from defaulting to 60%. In the agreement, the conversion price declined to 70% of the average of the three lowest daily trading prices of the Company's common stock if the price of the stock climbs over $0.50. If the Company sold any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable conversion price, the conversion price would have been lowered to the price at which the shares were sold or the lowest price at which the securities were convertible. On May 30, 2003, the price of the Company's stock rose above $0.50. In accordance with the agreement, the discount percentage changed from 76% to 70%. This change increased the discount on the debt that the Company recorded for the Series H convertible debt by $67,669 and was included in the $1,054,647 total discount.

   During the year ended September 30, 2003, $1,250,000 of the notes had been converted into 3,003,929 shares of common stock. Additionally, $1,023,731 of the total discount of $1,054,647 had been amortized to interest expense. Interest of $26,230 was converted into 80,010 shares of common stock during the year ended September 30, 2003. As of October 2, 2003, all of the Series H notes had been converted into a total of 3,183,358 shares of common stock and total interest of $32,914 had been converted into 83,227 shares of common stock.

13. STOCKHOLDERS' EQUITY

   During December 1997, the Company issued 10,000 shares of Series D Preferred Stock for $10,000,000. The issuance included 550,000 Series A Warrants and 550,000 Series B Warrants. The number of common shares issuable upon conversion of the Preferred Shares is determinable by dividing $1,000 by $8.28 prior to September 19, 1998, or at any time at which the Company's common stock is $3.45 or less for five consecutive days. On or after September 19, 1998, the number of common shares to be issued upon conversion is determined by dividing $1,000 by the lesser of (1) $8.28 or (2) the average price of the stock for any two trading days during the ten trading days preceding the conversion date. The Series A Warrants are exercisable at any time for $8.62 prior to December 22, 2001, and the Series B Warrants are exercisable at any time for $9.31 prior to December 22, 2001. Each warrant entitles the holder to purchase one share of common stock. At September 30, 1998, 998 shares of Series D Preferred Stock had been converted into 441,333 shares of common stock. At September 30, 1999, 9,002 shares of Series D Preferred Stock had been converted into 4,760,127 shares of common stock. There are no remaining shares of Series D Preferred Stock. All Series A and Series B Warrants issued expired December 22, 2001. In connection with the Company's December 1997 $10,000,000 Series D Preferred Stock offering, the Series A and Series B warrants were assigned a relative fair value of $1,980,000 in accordance with APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, (APB 14) and were recorded as additional paid-in capital. The $1,980,000 allocated to the warrants was accreted immediately.

   In April 2001, the Company signed a common stock purchase agreement that allowed the Company at its discretion to draw up to $10 million of Common stock in increments of a minimum of $100,000 and the maximum of $2 million for general operating requirements. The Company was restricted from entering into any other equity line of credit arrangement and the agreement expired in June 2003. As discussed in Note 6, the Company issued 200,800 warrants to the issuer pursuant to this agreement. During the year ended September 30, 2002, the Company sold 2,553,174 shares of its common stock pursuant to this agreement for net proceeds of $1,366,797. During the year ended September 30, 2003, the Company sold 2,877,786 shares of its common stock pursuant to this agreement for net proceeds of $725,000.

   During fiscal year 2001, the Company issued 522,108 shares of common stock in two private offerings of common stock. Pursuant to the private offerings, one of the investors also received warrants to purchase 272,108 shares of common stock as discussed in Note 6.

   During August 2001, three private investors exchanged shares of the Company's common stock and remaining Series D Warrants, which they owned, for 6,288 shares of the Company's Series E Preferred Stock. These investors also exchanged their Series A and Series C Warrants for new Series E Warrants as discussed in Note 6. The Preferred shares are entitled to receive cumulative annual dividends in an amount equal to $60 per share and have liquidation preferences equal to $1,000 per share. Each Series E Preferred share is convertible into shares of the Company's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (Conversion Price) of the Company's common stock for the five days prior to the date of each conversion notice. The Series E Preferred stock has no voting rights and is redeemable at the Company's option at a price of 120% plus accrued dividends until August 2003 when the redemption price will be fixed at 100%. During the year ended September 30, 2002, the Company incurred $202,987 in dividends. Dividends paid in common stock totaled $133,103, interest expense on unpaid dividends was $9,404 and accrued dividends and interest payable was $78,436 at September 30, 2002. For the year ended September 30, 2003, the Company incurred $32,101 in dividends. During the year ended September 30, 2003, $99,624 in accrued dividends and interest were converted into 97,389 shares of common stock.

   All outstanding shares of the Company's Series E Preferred Stock, 39 shares, were automatically converted on August 17, 2003, (the Automatic Conversion
   Date) into 47,531 common shares (the Automatic Conversion Shares). The number of common shares for the conversion is 200% times the quotient obtained by dividing $1,000 by the Conversion Price.

   In addition, the Company issued 23,758 common stock purchase warrants, which was one warrant for each share of the Series E Preferred stock outstanding as of August 17, 2003, to acquire shares equal to 33% of the Automatic Conversion Shares at an exercise price of 110% of the volume weighted average price for the five trading days preceding the date of issuance. Since the terms of these warrants were contingent, no accounting has been given to such warrants in the accompanying consolidated financial statements as of September 30, 2002. As of September 30, 2003, the warrants were valued using Black Scholes methodology as discussed in Note 6 and the resulting costs of $10,912 were recorded as a deemed dividend as a debit and an offsetting credit to additional paid-in capital as the Company is in a deficit position. See Note 6 for further discussion of the warrants issued at the time the Preferred stock converted to common stock.

   The common stock, preferred stock and warrants exchanged had different rights, preferences and terms. However, since the equity securities were exchanged for equity securities, the exchange had no effect on the Company's total stockholders' equity. In connection with the exchange, the total implied value of the equity securities received was $8,957,000 of which $848,000 represented the relative fair value of the warrants which was recorded to additional paid-in capital and the remaining value of $8,109,000 was allocated to preferred stock. The Series E Warrants were valued using the Black-Scholes pricing methodology with the following assumptions:

                  Expected stock risk volatility      105%
                  Risk-free interest rate            3.12%
                  Expected life of option          3 Years
                  Expected dividend yield              -0-

   Pursuant to the exchange, the holders received a beneficial conversion discount in the amount of $5,365,381, which was accreted to additional paid-in capital over a two-year period. During the years ended September 30, 2003, September 30, 2002 and September 30, 2001, $76,720, $1,444,757 and

   $317,419, respectively, of the beneficial conversion discount was accreted. During the year ended September 30, 2002, 4,671 shares of the Series E Preferred Stock were converted into 4,282,150 shares of common stock. During the year ended September 30, 2003, 1,192 shares of the Series E Preferred stock were converted into 1,018,439 shares of common stock. As of September 30, 2003, there were no shares of Series E Preferred stock remaining.

   In October 2001, the Company issued 150,000 shares of common stock in a private offering for proceeds of $150,000. The investor also received warrants which entitled the holder to purchase 75,000 shares of common stock at $1.50 per share. These warrants expire October 5, 2004.

   In May 2003, the Company sold 1,100,000 shares of common stock and an additional 1,100,000 warrants to purchase common stock in conjunction with a marketing agreement as discussed in Note 14. The Company received proceeds of $500,000 for the stock and warrants. The warrants are exercisable at a price of $0.47 per share. The warrants initially expired May 30, 2006. In accordance with the terms of the agreement, the expiration was extended to May 30, 2008.

   In September 2003, the Company signed a common stock purchase agreement that allowed the Company at its discretion to draw up to $10 million of common stock in increments of a minimum of $100,000 and a maximum amount that can be drawn down at any one time that will be determined at the time of the drawdown request, using a formula contained in the agreement. The Company is restricted from entering into any other equity line of credit arrangement until the earlier of the expiration of the agreement or two years from the date of registration. As discussed in Note 6, the Company issued 395,726 warrants to the issuer at a price of $0.83 and the warrants expire September 16, 2008 pursuant to the agreement. Expenses of $40,600 were recorded to additional paid-in capital as a cost of equity related - transaction during the year ended September 30, 2003. During the year ended September 30, 2004, the company sold 307,082 shares of its common stock pursuant to this agreement for gross proceeds of $340,000, net of related costs of $4,090.

   On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. There were associated costs of $93,159. As part of this transaction, the investors in the private offering received Series J warrants which allow the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006. See discussion of valuation of warrants in Note 6.

   On May 4, 2004, the CEL-SCI sold 6,402,439 shares of its common stock to a group of private institutional investors at $0.82 per share for $5,250,000 and associated costs of $498,452. As part of this transaction, the investors in the private offering received warrants which allow the investors to purchase 76,642 shares of CEL-SCI's common stock at a price of $1.37 per share at any time prior to May 4, 2009. See discussion of valuation of warrants in Note 6.

14. MARKETING AGREEMENT

   On May 30, 2003, the Company and Eastern Biotech signed an agreement to develop both Multikine and CEL-1000, and their derivatives and improvements, in three Eastern European countries: Greece, Serbia and Croatia. Eastern Biotech also has the exclusive right to sales in these three countries. As part of the agreement, Eastern Biotech gained the right to receive a 1% royalty on the future net sales of these two products and their derivatives and improvements worldwide. Eastern Biotech also purchased 1,100,000 shares of common stock and warrants, which allow the holder to purchase up to 1,100,000 shares of the Company's common stock at a price equal to $0.47. The Company received proceeds of $500,000 for these shares and warrants. Because the Company did not register these shares prior to September 30, 2003, the royalty percentage increased to 2%. Eastern Biotech did not meet certain clinical development milestones within one year, and therefore, it lost the right to sell both products in these three countries.

15. NET LOSS PER COMMON SHARE

   Basic earnings per share (EPS) excludes dilution and is computed by dividing net income or loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. The Company had 4,104,529, 4,906,527 and 11,118,168 potentially dilutive securities outstanding at September 30, 2004, 2003 and 2002, respectively, that were not included in the computation of diluted loss per share because to do so would have been antidilutive for all periods presented. The loss attributable to common stockholders includes the impact of the accretion of the beneficial conversion feature of Series E Preferred Stock and the accrual of cumulative preferred stock dividends.

                                            2004      2003      2002
   Net loss per common share
     (basic and diluted)                  $(0.06)   $(0.13)    $(0.35)
                                          ======    ======     ======

16.  SEGMENT REPORTING

   SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under SFAS No. 131, is the Chief Executive Officer. To date, the Company has viewed its operations as principally one segment, the research and development of certain drugs and vaccines. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.



                                     ******

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.




                                TABLE OF CONTENTS

                                                                          Page
Prospectus Summary  ...................................................
Risk Factors ..........................................................
Comparative Share Data ................................................
Market for CEL-SCI's Common Stock......................................
Management's Discussion and Analysis of Financial Condition
  and Results of Operations............................................
Business...............................................................
Management.............................................................
Principal Shareholders ................................................
Equity Line of Credit Agreement........................................
Selling Shareholder ...................................................
Description of Securities .............................................
Experts ...............................................................
Indemnification .......................................................
Additional Information ................................................



                                  Common stock

                               CEL-SCI CORPORATION

                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus


Item 13. Other Expenses of Issuance and Distribution

             SEC Filing Fee                                   $     463
             Blue Sky Fees and Expenses                             100
             Printing and Engraving Expenses                      2,000
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                        10,000
             Miscellaneous Expenses                               2,437
                                                              ---------
             TOTAL                                              $35,000
                                                                =======

             All expenses other than the SEC filing fees are estimated.

Item 14. Indemnification of Officers and Directors.

      Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws provides that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 15. Recent Sales of Unregistered Securities.

      In May 2003, the Company entered into an agreement with Eastern Biotech which provided Eastern Biotech with the following (i) the exclusive right to distribute MULTIKINE and CEL-1000 in Greece, Serbia and Croatia, (ii) a royalty equal to 1% of the Company's net sales of MULTIKINE and CEL-1000 prior to May 30, 2033, (iii) 1,100,000 shares of the Company's common stock and, (iv) warrants which allow Eastern Biotech to purchase an additional 1,100,000 shares of the Company's common stock at a price of $0.47 per share at any time prior to May 30, 2006.

      In July 2003, the Company issued 120,608 shares of its common stock to certain employees and directors in lieu of salary and fees.

      In August 2003, the Company issued 47,831 shares of its common stock in payment of approximately $26,000 in accrued and unpaid dividends which were owed to a holder of the Company's Series E preferred stock.

     The foregoing securities were not issued under the Securities Act of 1933 but were issued or sold in reliance upon the exemption provided by Section 4(2) of the Act. The persons who acquired these securities were either accredited or sophisticated investors. The securities were acquired for investment purposes only and without a view to distribution. The persons who acquired these securities were informed and advised about matters concerning the Company, including the Company's business, financial affairs and other matters. The investors acquired these shares for their own accounts. The certificates representing the securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an applicable exemption from registration. The preferred shares and warrants are "restricted" securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

Item 16.  Exhibits

3(a)Articles of Incorporation      Incorporated by reference to Exhibit 3(a) of
                                   CEL-SCI's combined Registration
                                   Statement on Form S-1 and Post-Effective
                                   Amendment ("Registration Statement"),
                                   Registration Nos. 2-85547-D and 33-7531.

(b)Amended Articles                Incorporated by reference to Exhibit 3(a) of
                                   CEL-SCI's Registration Statement on Form S-1,
                                   Registration Nos. 2-85547-D and 33-7531.

 (c)Amended Articles
  (Name change only)               Filed as Exhibit 3(c) to CEL-SCI's
                                   Registration Statement on Form S-1
                                   Registration Statement (No. 33-34878).

 (d) Bylaws                        Incorporated by reference to
                                   Exhibit 3(b) of CEL-SCI's Registration
                                   Statement on Form S-1, Registration Nos.
                                   2-85547-D and 33-7531.

(a) Specimen copy of               Incorporated by reference to Exhibit 4(a)
    Stock Certificate              of CEL-SCI's Registration Statement on Form
                                   S-1 Registration Nos. 2-85547-D and 33-7531.

(b) Designation of Series E        Incorporated by reference to Exhibit 4 to
    Preferred Stock                report on Form 8-K dated August 21, 2001.

5. Opinion of Counsel                             (1)
                                   -----------------------------------

10(d) Employment Agreement with    Incorporated by reference to Exhibit 10(d) to
      Maximilian de Clara          CEL-SCI's Registration Statement on Form
                                   S-1 (Commission File #333-102639).

10(e) Employment Agreement with    Incorporated by reference to Exhibit 10(e) of
      Geert Kersten                CEL-SCI's Registration Statement on Form S-3
                                   (Commission File #106879).

10(q) Common Stock Purchase Agreement                  (1)
                                         ------------------------------------
      with Rubicon Group Ltd.

10(r) Stock Purchase Warrant issued to                 (1)
        Rubicon Group Ltd.               -----------------------------------


10(s) Securities Exchange Agreement    Incorporated by reference to Exhibit 10.1
     (together with Schedule required  to report on Form 8-K dated August 21,
      by Instruction 2 to Item 601      2001.
      Regulation S-K)

10(t) Form of Series E Warrant         Incorporated by reference to Exhibit 10.2
                                       to report on Form 8-K dated August 21,
                                       2001.

10(u) Form of Secondary Warrant        Incorporated by reference to Exhibit 10.3
                                       to report on Form 8-K dated August 21,
                                       2001.

10(v) Note and Warrant Purchase       Incorporated by reference to Exhibit 10(v)
     Agreement(together with           to CEL-SCI's Registration Statement on
     Schedule required by Instruction  Form S-3 (Commission File Number
     2 to Item 601 Regulation S-K)     333-76396)
     pertaining to notes sold in
     December 2001 and January 2002

10(vi) Note and Warrant Purchase      Incorporated by reference to Exhibit (vi)
        Agreement (together with      to CEL-SCI's Registration statement on
      Schedule required by            Form S-3 (Commission File No.333-97171)
      Instruction 2 to Item 601
       Regulation S-K) pertaining
      to Series G notes and warrants

10(vii) Note and Warrant Purchase     Incorporated by reference to Exhibit 10
        Agreement(together with       to CEL-SCI's report on Form 8-K dated
       Schedule required by           January 14, 2003
       Instruction 2 to Item 601
       Regulation S-K) pertaining
       to Series H notes and warrants

10(x) Distribution and Royalty        Incorporated by reference to Exhibit 10(x)
      Agreement with Eastern          to Amendment No. 2 to CEL-SCI's
      Biotech                         Registration statement on Form S-3
                                      (Commission File No. 333-106879).

10(y) Common Stock and Warrant        Incorporated by reference to Exhibit 10
      Purchase Agreement (together     to CEL-SCI's report on Form 8-K dated
       with Schedule required by       December 1, 2003.
       Instruction 2 to Item 601
       Regulation S-K).

23(a) Consent of Hart & Trinen                       (1)
                                         ------------------------------

  (b) Consent of Deloitte & Touche LLP   ------------------------------

(1) Filed with original registration statement.

Item 17. Undertakings.


      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on the 31st day of January 2005.

                                       CEL-SCI CORPORATION


                                       By: /s/ Maximilian de Clara
                                           -----------------------------------
                                           Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal     January 31, 2005
------------------------
Maximilian de Clara           Executive Officer


/s/ Geert R. Kersten          Director, Principal        January 31, 2005
------------------------
Geert R. Kersten              Financial Officer
                              and Chief Executive Officer

                              Director
--------------------------
Alexander G. Esterhazy


/s/ C. Richard Kinsolving     Director                   January 31, 2005
---------------------------
C. Richard Kinsolving, Ph.D.


/s/ Peter R. Young            Director                    January 31, 2005
------------------------
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION
                            REGISTRATION STATEMENT ON

                                    FORM S-1

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    EXHIBITS